Exhibit 99.6

MASTER SERVICES AGREEMENT

This Master Services Agreement ("Agreement") is effective , January 1, 2018 (the "Effective Date"), by and between STWC Holdings, Inc., a Colorado corporation ("Strainwise") and TBD, with an address of TBD. ("TBD").
RECITALS:

WHEREAS, TBD desires to secure Strainwise's Services (as further defined herein) as set forth herein; and

WHEREAS, Strainwise has the requisite competency to perform such Services and desires to provide such Services to TBD; and

WHEREAS, Strainwise agrees to provide such Services to TBD for the Commonwealth of Puerto Rico's Medical Cannabis Program (the "Program").

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is acknowledged by Strainwise and TBD, the parties agree as follows:

1.	Incorporation. The above recitals and all exhibits attached hereto are incorporated herein by reference.

2.	Services.

a.
Scope of Services.  Strainwise shall perform the Services and all reasonable tasks incidental thereto as specified herein and in any and all Statements of Work (each a "SOW", and collectively "SOWs") entered into between Strainwise and TBD during the term of this Agreement, which SOWs are incorporated herein and made a part hereof by this reference (collectively, the "Services").  The parties agree and understand that the Services shall include consultation, strategic planning, logistics and design services, including the provisions of Services and content to complete TBD's application(s) for the Program in a manner provided by Strainwise that is commercially accepted and suitable for medical and/or recreational marijuana cultivation and dispensary practices. TBD agrees and understands that Strainwise cannot warrant or guarantee that TBD will obtain the desired licenses in connection with the Program solely by way of Strainwise's provision of the Services in accordance with this Agreement.

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b.
Standard of Performance. Following the termination of the application period for the Program and during the Term of this Agreement and any applicable SOW, Strainwise may provide consulting advice to other parties for cultivation and dispensary license holders of the Program. Strainwise shall perform the Services in accordance with the degree of professional skill, care and diligence shown by a professional performing services of a comparable scope, purpose and magnitude customarily provided in the performance of such Services.  Strainwise shall at all times act in the best interests of TBD.  Moreover, Strainwise shall cooperate with TBD officials, employees, contractors and agents in completing the Services.

c.
Change Orders.  Periodically, additional services may be required or desired that change the scope of the Services.  Any such changes shall be agreed upon by the parties pursuant to the procedure for making changes to the scope of Services as set forth in the SOWs.  No changes to the scope of Services shall be binding upon and effective against Strainwise unless the change is approved in writing by Strainwise and TBD, all as more fully set forth in the SOWs.

3.
Personnel.  Strainwise shall provide and utilize any personnel it deems necessary to satisfactorily and successfully perform the Services.  Further, all Services that require the exercise of professional skill or judgment will be performed by professionals qualified and competent in the applicable discipline and appropriately licensed, if required by law.

4.
Term.  This Agreement shall be effective upon the date hereof and shall continue in full force and effect for the initial statutory and regulatory duration of the Program unless and until the Agreement is terminated in accordance with the provisions for termination set forth herein (the "Term").

5.	Fees and Related Matters.

a.
Fee.  As payment for the performance of the Services, Strainwise shall be compensated in such amounts and in such manner and means as is mutually agreed upon by the parties and set forth in a SOW (the "Fee").

b.
Taxes.  Strainwise shall be solely responsible for paying income, social security and other employment taxes due to the proper taxing authorities, and understands that TBD shall not deduct such taxes from any payments to Strainwise hereunder.  Strainwise shall also obtain any permits, licenses and fees specifically required to perform the Services and comply with the terms of this Agreement and any SOW. If any of the aforementioned permits, licenses, and or fees are required solely to provide the Services, TBD shall promptly reimburse Strainwise for the payment of the permit, license, and or fee upon receipt of a written invoice from Strainwise.  Costs incidental to the application(s) and operations of any cultivation centers or dispensaries shall be the responsibility of TBD.

c.
Accounting.  In connection with the Services, Strainwise shall keep and maintain separate books and records reflecting the Services provided in accordance with this Agreement and any SOW.  All such books and records shall be kept for a period of one (1) year after the expiration or termination of this Agreement.

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6.	Ownership/Confidentiality.

a.
Use/License of Documents.
Strainwise shall retain the rights and ownership of its written materials that are supplied to TBD in accordance with this Agreement ("Work Product"). TBD shall receive a non-exclusive, limited license to use the Work Product for the purposes of submitting application(s) in connection with the Program and operating cultivation centers and dispensaries pursuant to the Program.  Work Product shall include intellectual property, including trade secrets and know-how of Strainwise in existence prior to this Agreement or developed by Strainwise independent of this Agreement or any SOW during the Term of this Agreement (which shall be and remain the property of Strainwise).

b.
Confidentiality.
Each party acknowledges that certain proprietary information and materials, including, but not limited to, intellectual property, trade secrets and know-how of Strainwise and TBD, which are being provided to the other party under this Agreement and any SOW are non-public and confidential (the "Confidential Information").  Neither party shall make Confidential Information available to a third party without the other party's prior written consent.  TBD shall cause any third party assisting in the preparation of the application(s) for the Program to execute a nondisclosure and confidentiality agreement with respect to the Services provided in accordance with this Agreement.  Neither party shall issue press releases or grant press interviews related to the Services, or disseminate any information regarding the Services without the other party's prior written consent.  If either party is presented with a subpoena duces tecum or a request for documents by any administrative agency regarding any records, data or documents related to the Services, such party shall immediately give notice to the other party and agree that the other party may timely contest the subpoena or request before the Confidential Information is required to be submitted to a court or other third party; provided, however, that subpoenaed party shall not be obligated to withhold such delivery beyond that time as may be ordered by the court or administrative agency unless the subpoena or request is quashed or the time to produce is otherwise extended.

7.	Representations and Warranties and Certain Covenants.

a.	Strainwise Representations and Warranties and Covenants. In connection with this Agreement and any SOW, Strainwise represents and warrants and covenants that:

i.	It is ready, willing and able to perform, and will perform, the Services in accordance with this Agreement and any SOW; and

ii.
It shall comply with any disclosure or information requests, including but not limited to background checks, that are required by the Commonwealth of Puerto Rico of third parties such as Strainwise in connection with the Program; and

iii.	Strainwise understands the nature of the Services, and Strainwise has determined that the Services are feasible of performance in accordance with the terms of this Agreement and any relevant SOW; and

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iii.
Strainwise is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  Strainwise has all requisite power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

iv.	Strainwise is not subject to any investigation by any federal, state or local governmental agency, including, but not limited to, the State of Colorado or any political subdivision thereof; and

v.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW have been duly authorized by all requisite action on the part of Strainwise.  This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of Strainwise, enforceable against Strainwise in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

vi.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and under any SOW will not: (i) conflict with or result in any violation of any provision of the charter, bylaws, operating agreement or organizational document of Strainwise, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Strainwise is a party of or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Strainwise; and

vii.	Strainwise specifically disclaims any liability whatsoever resulting from TBD's use of the Services.

viii.
Disclaimer of Warranties. STRAINWISE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY APPLICABLE SOW.

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b.	TBD Representations and Warranties and Covenants. In connection with this Agreement, TBD represents, warrants and covenants that:

i.
TBD is duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico.  TBD has all requisite corporate power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

ii.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated herein and in any SOW, have been duly authorized by all requisite corporate action on the part of TBD.  This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of TBD, enforceable against TBD in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

iii.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW will not: (i) conflict with or result in any violation of any provision of the articles of organization or operating agreement of TBD, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which TBD is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TBD; and

iv.
TBD will support and cooperate with Strainwise in any manner reasonably necessary, appropriate or desirable in order to assist Strainwise and facilitate Strainwise's performance of the Services under any SOW.  TBD will provide Strainwise access to TBD's resources (including without limitation, data, infrastructure, personnel, etc.) reasonably necessary, appropriate or desirable in order to assist Strainwise with the performance of the Services under any SOW.

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8.	Termination/Default/Remedies.

a.	Default of Strainwise. This Agreement may be terminated by TBD upon the occurrence of one or more of the following events of default by Strainwise (a "Strainwise Default").

i.
A material breach of a representation or warranty contained in this Agreement or any SOW, which, if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from TBD, which notice shall set forth with reasonable specificity the alleged misrepresentation of Strainwise;

ii.
Failure to comply with or perform any material obligation of Strainwise under this Agreement or any SOW, which if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from TBD, which notice shall set forth with reasonable specificity the alleged failure by Strainwise;

iii.
Strainwise's filing of a petition in bankruptcy or having a petition in bankruptcy filed against it, which filing is not dismissed within ninety (90) days, or making an assignment for the benefit of creditors; and

If any breach of a representation and warranty or failure of performance requires more than fifteen (15) days to cure, Strainwise may be entitled to such additional cure period if Strainwise promptly commences to cure, TBD agrees to such extension, and Strainwise prosecutes the cure to completion.

b.	Default of TBD. This Agreement may be terminated by Strainwise upon the occurrence of one or more of the following events of default by TBD (a "TBD Default").

i.
A material breach of a representation or warranty contained in this Agreement or any SOW, which, if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from Strainwise, which notice shall set forth with reasonable specificity the alleged misrepresentation of Strainwise;

ii.
Failure to comply with or perform any material obligation of TBD under this Agreement or any SOW, which if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from Strainwise, which notice shall set forth with reasonable specificity the alleged failure by TBD;

iii.
TBD's filing of a petition in bankruptcy or having a petition in bankruptcy filed against it, which filing is not dismissed within ninety (90) days, or making an assignment for the benefit of creditors.  In the event of a breach or TBD Default under this Agreement or under any SOW, Strainwise (i) may terminate this Agreement and/or any SOW and/or (ii) pursue any and all remedies available to it under this Agreement, under any SOW, or at law or in equity.

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c.
Certain Consequences of Default.  A Strainwise Default and/or a TBD Default hereunder is sometimes referred to generically as a "Default".  No remedy hereunder is exclusive of any other remedy, but each remedy shall be cumulative and in addition to any other remedies at law, in equity or by statute existing now or hereafter.  No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power nor shall it be construed to be a waiver of any Default or acquiescence therein, and every such right and power may be exercised periodically and as often as may be deemed expedient.  If a court of competent jurisdiction rules that termination of this Agreement or any SOW by TBDfor a Strainwise Default was wrongful, then Strainwise shall be entitled to damages or other relief as prescribed and directed by the court.

d.
Termination without Default. This Agreement may be terminated by TBD without cause upon thirty (30) days' prior written notice to Strainwise.  This Agreement may be terminated by Strainwise without cause upon thirty (30) days' prior written notice to TBD if there is no outstanding SOW then in effect.

9.
Insurance.  Each party shall maintain general liability insurance, and each party agrees to obtain and maintain, during the term of this Agreement, insurance against risks that include, without limitation, worker's compensation in accordance with state statutory requirements, general liability and injuries to persons and property, on its employees and personnel and in regard to any and all functions, duties, services and obligations which it has under the terms of this Agreement.

10.
Indemnification.  Each party will indemnify and defend the other party and that party's officers, directors, employees, successors and assigns (the "Indemnified Parties") from and against all third-party claims and liabilities resulting from, arising out of, or relating to: (i) any breach by that party of any of its obligations or representations hereunder, or (ii) injury or death, or damage to any property caused by or arising from the errors, acts or omissions of that party.  Indemnification hereunder shall be subject to the Indemnified Party promptly giving the indemnifying party notice of a claim for indemnification and providing assistance as reasonably requested by the indemnifying party.

11.	Additional Provisions. The parties further agree to the following provisions:

a.
Notices.  All notices hereunder shall be in writing and either (i) delivered personally; or (ii) sent by nationally recognized express courier; or (iii) sent by certified mail (return receipt requested).  Any such notice will be deemed given when actually received and addressed as follows:

If to Strainwise:

Erin Phillips, President
1350 Independence Street
Lakewood, Colorado 80215
Erin@Strainwise.com

If to TBD:

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b.
Severability.  The terms of this Agreement are severable and if a court of competent jurisdiction herein declares any term or provision illegal, void or unenforceable, the remainder of the provisions hereunder shall remain valid and enforceable.

c.
Entire Agreement.  This Agreement, and any SOWs incorporated herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof.  Any prior or contemporaneous written or oral agreements or representations related to this Agreement and the SOWs or the Services are of no force and effect.

d.
Governing Law/Venue.  This Agreement shall be interpreted and governed by the laws of the State of Colorado without regard to any choice or conflict of laws, rule or principle, that will result in the application of the laws of any other jurisdiction and venue shall be proper in the state or federal courts situated in Denver, Colorado.

e.
Non-Discrimination.  Strainwise shall not discriminate against any workers, employees or applicants, or any member of the public, because or race, color, religion, age, disability unrelated to ability to perform, gender, national origin or ancestry, sexual orientation, marital status, military discharge status or source of income.  Such action shall include, but not be limited to the following:  employment, upgrading, demotion or transfer; recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training; including apprenticeship.

f.	Amendments/Changes. No modification or amendments to this Agreement and any SOW shall be effective unless such amendment is in writing and signed by both parties hereto.

g.
Independent Contractor.  Strainwise is an independent contractor and not the agent, partner or employee of  TBD.  Strainwise shall not have the authority to enter into any contract or agreement to bind TBD, and shall not represent to anyone that Strainwise has such authority.

h.	Survival. Upon the expiration or termination of this Agreement, those provisions that would by their nature survive this Agreement will so survive.

i.
Third Party Beneficiaries.  Nothing contained in this Agreement is intended to confer upon any person any rights, benefits or remedies of any kind or character whatsoever, and no person will be deemed a third-party beneficiary under or by reason of this Agreement.

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j.
Force Majeure.  Neither party will have any liability to the other for any failure or delay in performing any obligation under this Agreement due to acts of God or nature, fires, floods, strikes, civil disturbances, vandalism, terrorism, or power, communications, satellite or network failures (individually and collectively  "Force Majeure Event").  The Term of this Agreement shall be extended for the duration of any Force Majeure Event.

k.
Counterparts.  This Agreement and any SOW may be executed in two (2) or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one binding agreement.

l.	Conflicts. In the event of a conflict between the provisions of this Agreement and the provisions of any SOW, the provisions of the SOW shall control.

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IN WITNESS WHEREOF, TBD and Strainwise have executed this Agreement as of the Effective Date.

TBD, LLC:	STWC HOLDINGS, INC.:

By:	By:

Name:	Name:

Title:	Title:

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EXHIBIT A

Customer Order
and
Service Schedule

January 1, 2018

TBD ("Customer") orders from STWC Holdings, Inc. ("Strainwise") the below described services for the Customer's operating entity, TBD, located at TBD:

Branding, Marketing and Administrative Services - $XX per month

•	Marketing and advertising programs
•	General consulting as deemed necessary
•	Procurement, placement and onsite management of ATM systems
•	Security planning, implementation and maintenance
•	Strainwise will not participate in any manner in the actual cultivation, retail sale or wholesale of any marijuana or marijuana infused products of the Customer

Accounting and Financial Services - $XX per month

•	General accounting and financial statement preparation and reporting
•	Installation and maintenance of general ledger and accounting systems
•	Implementation maintenance of internal controls over financial reporting and asset safeguards
•	Point-of-sale software and procedures implementation and maintenance
•	Accounts receivable processing
•	Cash collection processing
•	Accounts payable processing
•	State and municipal sales tax preparation and filing
•	State and Federal income tax preparation

Compliance Services - $XX per month

•	State, county and municipality regulatory compliance monitoring
•	Report preparation and filings to Federal, state, county and municipal departments

TBD

By: ___________________________

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CONSULTANT SERVICES AGREEMENT

This Agreement is made this 9th day of March 2018, by and between TBD, (an individual, an LLC, or a corporation), with an address of ______________________ (the "Client") and STWC Holdings, Inc, (the "Consultant"). Client hereby retains Consultant to provide expertise, knowledge, and guidance about the emerging cannabis industry all pursuant to detailed guidance and instruction from the Client ("Services"). Client agrees and understands that the legality of cannabis is complicated and continually evolving. In addition, Client understands that Consultant is not providing legal advice of any kind, but is providing industry guidance based on its years of expertise and experience.
Standard of Services.   All Services provided by Consultant shall be performed with promptness and diligence in a professional manner and at a level of proficiency to be expected of a consultant with the background and experience that Consultant has represented it has. The Client shall provide such access to its information, property and personnel as may be reasonably required in order to permit the Consultant to perform the services.
Retainer.  Client shall provide Consultant with a retainer of Five Thousand Dollars ($5,000.00) that shall be invoiced against for actual work performed.  The retainer shall be used solely to pay the costs and expenses associated with the Services rendered by Consultant. For purposes of clarification, Client will receive monthly invoices, due on receipt, once its retainer account is equal to or less than One Thousand Dollars ($1,000.00). Upon withdrawal, termination, or conclusion of the consultancy relationship, any positive balance (after payment of all Consultant invoices) of Client's retainer will be returned to Client; or, in the case of a negative balance, a final invoice will be rendered to Client for payment within thirty days
Rates.   The Company bills at $125.00 per hour. Services are billed in minimum increments of one tenth (0.10) of an hour. Fees could include such activities as conferences with Client, research done on behalf of the Client, industry or jurisdictional reports, or connections made to other people or businesses on behalf of the Client. Fees could also include any other service or activity agreed upon by the Consultant and the Client. Failure to pay any invoice by the thirtieth (30th) day after the billing date will result in the imposition of a late charge equal to one and a half percent (1-1/2%) per month on the unpaid balance and an immediate discontinuance of legal services, if Consultant so chooses.
Governing Law.   This agreement shall be governed by and construed in accordance with the laws of the state of Colorado.
By signing this agreement, Client agrees to retain STWC Holdings, Inc on the foregoing terms.

________________________________________
Client
_____________________________
Date

1

MANAGEMENT AGREEMENT

Between

TBD

And

STWC HOLDINGS, INC.

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MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT ("Agreement") is entered into this ____ day of ________________________, 2018 ("Effective Date"), by and between, TBD ("TBD"), a TBD limited liability company and STWC Holdings, Inc. ("Strainwise"), a Colorado corporation located at 1350 Independence Street, Suite 300, Lakewood, CO 80215 (for purposes of this Agreement, Strainwise shall be referred to as the "Manager")

WITNESSETH:

WHEREAS, TBD has acquired several provisional licenses to operate medical marijuana dispensaries in the State of TBD (each a "Facility") (collectively, the "Enterprise");

WHEREAS, Strainwise provides branding, marketing, employee training and compliant dispensary management services; and

WHEREAS, TBDdesires for Strainwise to (a) manage, operate, maintain and service the Enterprise on behalf of TBDsubject to the terms of this Agreement and (b) provide other management services to TBDsubject to the terms and provisions of this Agreement, and Manager desires to accept and assume such responsibilities upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the parties hereto agree as follows:

Article 1
Appointment

TBD appoints Manager to provide those services described in this Agreement on behalf of TBDand undertakes to pay the Management Fee set forth herein, on the terms and conditions set forth herein.  Manager accepts such appointment and undertakes to perform such duties during the Term (as hereinafter defined) on the terms and conditions set forth herein.

Article 2
Term

2.1          Term.  The term of this Agreement shall commence on the Effective Date, and, unless sooner terminated in accordance with the terms hereof, shall continue until the earlier of five (5) years from the effective date (the "Term").

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2.2           Termination For Cause.

(a)           If Manager or TBDdefaults in the performance of any obligation hereunder and said default is not cured within thirty (30) days after written notice thereof (a "Default Notice") is sent to such defaulting party (or, if said default is of such a nature that it cannot be reasonably cured within such thirty (30) day period, such defaulting party fails to commence the curing of said default within such thirty (30) day period and to thereafter prosecute and complete such cure with diligence within ninety (90) days after such Default Notice is sent to such defaulting party), then, in addition to its other remedies at law and in equity and subject to the terms of this Section 2.2(a), the non-defaulting party may terminate this Agreement as provided in this Section 2.2(a), in which event such termination shall be effective as of the date of such written notice of termination.  If TBDis the defaulting party, Manager may terminate this Agreement as aforesaid by forwarding written notice to TBD.  If Manager is the defaulting party, TBDmay terminate this Agreement as aforesaid by forwarding written notice to Manager, in which event such termination shall be effective as of the date of such notice of termination.

2.3           Effect of Termination.  Upon the effective date of any termination of this Agreement affected pursuant to this Agreement, no further obligations under this Agreement will accrue against Manager or TBD.  Any such termination shall not, however, affect or impair any right that has accrued to either party prior to the date when such termination becomes effective.

2.4           Final Accounting.  Upon the expiration or earlier termination of this Agreement, Manager shall:

(a)           deliver to TBDall records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Enterprise, to be delivered immediately upon such expiration or termination (and to the maximum extent reasonably possible, such items shall be delivered to TBDin an electronic format); provided, however, that Manager may retain copies of such information solely for its files, and in connection therewith, Manager agrees that it shall not, except as required by law or court order, make such information available to any third parties, including, without limitation, TBD's competitors other than Manager's employees, attorneys, accountants and other professionals; and

(b)           for a reasonable period of time after the expiration or termination of this Agreement (not to exceed sixty (60) days) and for reasonable compensation for expert professional services, make itself available, at the option of TBD, to consult with and advise TBDor such other person or persons designated by TBDregarding the operation, use, management and maintenance thereof.
The provisions of this Article 2 shall survive the expiration or termination of this Agreement.
Article 3
Manager's Responsibility

3.1           Management.  TBD hereby grants to Manager the right, subject to the provisions hereof, to provide those services described in this Article 3 (collectively, the "Management Services") for the account of TBD, and Manager hereby accepts said grant and agrees that it will perform the Management Services in a professional and efficient manner and in a manner commensurate with that of physical asset managers, and TBD of a size, character and quality comparable to the Enterprise, respectively, all pursuant to the terms, conditions and limitations of this Agreement and to the extent adequate funds and other necessary non-monetary support are provided therefor by TBD.  In the event TBD requests services with respect to an additional asset or a subsidiary in addition to the Management Services, then upon the consent of Manager and TBD, each acting in its sole and absolute discretion, this Agreement may be amended to expand the scope of the Management Services and to reflect additional but under no circumstances less, remuneration, if any, to be paid therefor.  Manager shall provide the Management Services in accordance with the requirements of this Agreement.  Manager shall comply with all licensing and similar requirements of the applicable governmental authorities to which Manager is subject relating to performance by Manager.

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3.2           Employees; Independent Contractor.

(a)           Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain and account for the Enterprise.  All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager, which is in all respects the employer of such employees. Manager shall fully comply with all applicable laws and regulations to which Manager is subject having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer/employee related subjects.

(b)           This Agreement is not one of agency between Manager and TBD, but one in which Manager is engaged independently to provide the Management Services on its own behalf as an independent contractor.  All employment arrangements with Manager are therefore solely Manager's concern, and TBDshall not have input or liability with respect thereto.  Nothing contained in this Agreement or in the relationship of Manager with TBDshall be deemed to constitute a partnership, joint employer, joint venture or any relationship (other than a relationship between two independent contractors) between Manager and TBD.  Manager's authority is limited to performing the Management Services set forth herein in accordance with the terms of this Agreement.  Manager shall have no authority, without TBD's consent, (a) to execute any contract or agreement for or on behalf of TBDor (b) to provide services in addition to the Management Services.  Manager is not granted any right or authority to assume or create any obligation or liability (except as otherwise provided herein) or to make (i) any written representation, covenant, agreement or warranty whatsoever (ii) or any oral representation, covenant, agreement or warranty, express or implied whatsoever to the extent that the same would be beyond the scope of Manager's authority hereunder.

3.3           Agreement on Annual Plan.  On or before [____________], 2018, Manager shall prepare and submit to TBDfor TBD's acceptance, an annual plan for the Enterprise (the "Annual Plan") for the period beginning on such date and ending on December 31st, 2018.    On or before January 1st of each calendar year (beginning with January 1, 2019), Manager shall brief TBDregarding all material operating assumptions and shall prepare and submit to TBDfor TBD's acceptance an Annual Plan for the ensuing calendar year.  Items to be included and considered in the Annual Plan shall include those items listed in Exhibit A hereto.  Manager shall use good faith efforts in estimating the expenses for the Enterprise, which will be incorporated into the budget included as part of the Annual Plan (the "Budget").  Within ten (10) business days after receipt of an Annual Plan, TBDshall review such Annual Plan, providing any comments in TBD's reasonable discretion.  Manager may incorporate such changes as Manager reasonably deems appropriate and re-submit the Annual Plan within ten (10) business days following Manager's receipt of comments.  An Annual Plan shall not become effective until such Annual Plan has been accepted by TBD.  An Annual Plan that has been accepted by TBDpursuant to this Section 3.3 shall be referred to as an "Annual Plan."  The Budget that is included in an Approved Annual Plan shall be referred to as the "Accepted Budget".  In the event TBDhas not accepted the Annual Plan prior to January 1st of any calendar year, Manager shall continue to manage the Enterprise in accordance with the prior calendar year's Annual Plan.

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3.4           Implementation of Annual Plan.

(a)           Manager shall implement the Annual Plan and shall be authorized, without the need of further approval by TBD, to make the expenditures and incur the obligations provided for in the Budget. Manager's obligation to implement the Annual Plan and provide the Management Services shall be limited to the extent that sufficient funds are realized from the operation of the Enterprise in the applicable Budget to enable Manager to perform the Management Services in the manner required in this Agreement.

(b)           Notwithstanding anything to the contrary in Section 3.4(a), if an emergency involving imminent danger to life or property exists (an "Emergency") with respect to which expenditures are necessary for the preservation or the safety of the Enterprise (collectively, the "Improvements"), for the safety of the public, or to avoid the suspension of any necessary service, such expenditures may be made by Manager without the prior approval of TBD; provided that Manager shall immediately notify TBDof any such expenditures.

3.5           Enterprise Evaluation.

(a)           Manager shall perform the following services in accordance with the applicable Annual Plan:

(i)           Manager shall undertake and perform all due diligence and other services required with respect to the evaluation, economic and otherwise, of the Enterprise pursuant to the applicable Annual Plan;

(ii)           Manager shall manage, administer, coordinate and supervise the due diligence and evaluation activities relating to the Enterprise;

(iii)          Manager shall diligently pursue the development of the Enterprise.

(b)           Manager acknowledges that it will not have authority once executed, absent the approval of TBD, to make any change to the Annual Plan unless specifically set forth in TBD's operating agreement.

(c)           Based on established procedures, the Manager shall use diligent efforts to timely bill and collect all charges and other fees which may become due at any time from any customer for services provided in connection with or for the use of the Enterprise.  All monies so collected shall be deposited in the applicable Operating Account designated by the TBD.  Manager will not terminate any vendor contract for products or services or institute a suit for collection or other proceedings without the prior approval of TBD.  TBDshall be responsible for the payment of all reasonable expenses incurred by Manager or the Enterprise in connection with the prosecution of any suits or proceedings authorized by TBD, including reasonable legal fees.  Manager shall monitor the progress of such legal suits or proceedings and shall keep TBDappraised of the status of such legal suits or proceedings.

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(d)          Any legal notices, summonses, complaints, liens, levies, subpoenas, etc. (or copies thereof), received by or served upon Manager relating or pertaining to (i) TBD, (ii) the collection of income by TBD, or (iii) any other aspect of the management, operation, or operation and maintenance of the Enterprise, or any portion thereof, shall be immediately delivered to TBDby Manager.

3.6           Asset Management Services.

(a)           Manager shall perform the following management services in accordance with the applicable Annual Plan:

(i)           Manager shall oversee and manage daily operations on behalf of TBDpursuant to the Annual Plan, as well as the inventory and physical delivery of the inventory to the Facility.

(ii)          Manager shall help secure, negotiate, manage, administer, train, coordinate and supervise all contract labors of contractors and subcontractors involved in Facility operations;

(iii)         Manager shall use diligent efforts to cause all contractors to complete any work performed with respect to the Enterprise or the property on which such Enterprise is located in a good and workmanlike manner;

(iv)         Manager shall perform regular inspections and take other actions to (A) determine that any work performed with respect to the Enterprise or the property on which such Enterprise is located is being performed in accordance with all applicable contracts and Governmental Requirements applicable to the Enterprise; (B) endeavor to guard the Enterprise against defects and deficiencies in the work performed for it; and (C) subject to review by TBD, reject work that does not conform to the provisions of contracts relating to such work; and

(vii)        Manager shall notify TBDpromptly upon (A) becoming aware of any default in performance by any contractor or subcontractors, any discovery of work which is not in conformity with the applicable contract or any repudiation by any contractor or subcontractor of its obligations under any applicable contract; and (B) receipt of any notice or claim that TBDis in default in its performance under any applicable contract.

3.7           Marketing Services & Vendor Management.

(a)           Manager shall perform the following services in accordance with the applicable Annual Plan:

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(i)           Manager shall negotiate, on behalf of TBD, to market the services of TBDwith respect to the Enterprise. Any contracts providing for the sale of services must be within the bounds of the Budget, and shall be executed by Manager;

(ii)          Manager shall manage, administer, coordinate and supervise all sales and marketing activities;

(iii)         Manager shall assist TBDin the negotiation of any sale contract with respect to any assets of TBD, if such sales are contemplated in the Annual Plan; and

(iv)         Manager shall use diligent efforts to cause any marketing representative employed by Manager to diligently pursue the sale of the services of TBDwith respect to the Enterprise.

(b)           Manager acknowledges that it will not have authority absent the approval of TBD, or as otherwise provided for in the TBDoperating agreement, to make any change to any marketing or sales agreement entered into by TBDor to agree to make any concessions thereunder or pay, by way of bonus or brokerage fee, any additional compensation to any third party.

3.8          Taxes and Assessment Verification Services.  Manager shall obtain and verify bills for real estate and personal property taxes, improvement assessments and other like charges, including, but not limited to charges that are or may become liens against the Enterprise, or any portion thereof.  Upon receipt, Manager shall promptly give notice of and deliver to TBDcopies of any and all such bills or notices and, upon approval by TBD, shall cause TBDto pay such taxes and assessments, on behalf of TBDand at TBD's expense.  At the request of TBDand on TBD's behalf and expense, Manager is hereby authorized to contest any such taxes or charges, and to pursue any such contests diligently.

3.9          Payroll Records.  Manager shall, at Manager's expense, pay all payroll related taxes applicable to Manager in connection with Manager's employees.  In addition, Manager shall, at Manager's expense, prepare all payroll, file all payroll tax forms, and maintain comprehensive payroll records in connection with Manager's employees.

3.10         General Record Keeping.  Manager shall maintain complete and readily identifiable records and files on all matters pertaining to the Enterprise including, without limitation, all revenues and expenditures, Service or Product Contracts (hereinafter defined) and leases, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded.  Such books and records shall be maintained as reasonably provided by TBD, and shall at all times be the property of TBD. Such records and files shall be maintained at such location as may be mutually agreed upon by Manager and TBDin writing.

3.11         Communication with TBD.  During regular business hours, Manager shall be available for, or shall cause a representative of Manager to be available for communications with TBDand will keep TBDadvised of material items affecting the Enterprise.  At the request of TBD, TBDand Manager shall have a weekly telephone conference to review and discuss material items affecting the Enterprise.

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3.12         Compliance with Laws;

(c)           To the extent sufficient funds are provided in the Budget therefor, Manager shall use commercially reasonable efforts to comply with all (i) federal, state and municipal laws, ordinances, regulations and orders (including, without limitation, those relating to hazardous substances and environmental protection, and the law commonly known as the Americans With Disabilities Act of 1990) relating to the management, leasing, use, operation, repair and maintenance of the Enterprise (excluding the U.S. Controlled Substances Act, 21 U.S.C. Ch. 13, et. seq. and corresponding federal laws), (ii) the rules, regulations or orders of the local board of fire underwriters or other similar body and any insurer issuing an insurance policy to TBDor a Subsidiary (to the extent Manager receives copies of the insurance policy) in respect of an Improvement and/or the use, repair, operation and maintenance thereof (collectively, the "Requirements", individually, a "Requirement").  Manager shall promptly notify TBDof any possible or actual existence of a violation of any such Requirement that comes to its attention and, at TBD's request and expense, will remedy the same.

(d)           Manager shall comply, in all material respects, with the terms and conditions contained in any ground lease, mortgage, deed of trust or other security instruments of record affecting an asset to the extent of the authority granted to Manager under this Agreement and to the extent Manager receives copies of the same.  Manager shall cause TBDto make all payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting an asset unless instructed otherwise in writing by TBD, and Manager shall not be required to incur any liability on account thereof.  Manager shall promptly deliver to TBDall time-sensitive notices (i.e., requiring prompt action on the part of TBD) received by Manager from TBD's lender, ground lessor, governmental or official entity or agency, or any other party with respect to the applicable asset or any portion thereof.  Manager shall, no less often than monthly, deliver to TBDall other notices received by Manager from TBD's lender, ground lessor, governmental or official entity or agency, or any other party with respect to the Enterprise or any portion thereof.

3.13         Provision of Management Services.  Manager acknowledges that TBDis engaging Manager to provide the Management Services due to Manager's knowledge of the Enterprise and the markets in which the Enterprise is located.  As a result, Manager acknowledges and agrees that: (a) the key employees shall provide or directly oversee substantially all of the Management Services on behalf of Manager pursuant to the terms of this Agreement.

Article 4
Management Authority

4.1           Manager's Authority.  Manager's authority is expressly limited to the provisions provided herein or as may be amended in writing from time to time executed by TBDand mutually agreed to and executed by Manager in writing.

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4.2           Service or Product Contracts. Manager shall direct and supervise the maintenance and operation of the Enterprise as approved by TBDin the applicable Annual Plan.  In connection therewith Manager may, on TBD's behalf and at TBD's expense, solicit bids with respect to the negotiation of contracts for services ("Service or Product Contracts"). Manager shall have the authority to execute Service or Product Contracts on behalf of TBD.  Manager shall deliver fully executed originals of such Service or Product Contracts to TBDpromptly following Manager's receipt thereof.  Subject to Section 3.4 and provided such contracts comply with the applicable Budget, the Service or Product Contracts shall contain terms and provisions acceptable to TBD. Manager shall cause all warranties and guaranties relating to all material services and products obtained at the expense of TBDfor the Enterprise to be in the name of TBD.  Subject to Section 3.4, TBDagrees that Manager may negotiate and execute Service or Product Contracts with persons that are affiliated with Manager, provided the cost of any such Service Contract is no greater than, and the terms of such Service Contract are substantially similar to, those which Manager or TBDwould receive in an arm's length transaction.

Manager shall exercise good faith efforts to negotiate provisions for all Service or Product Contracts that will be substantially in the form provided by TBD(if provided previously by TBDto Manager) or provided by Manager and approved in advance by TBD.  Notwithstanding the foregoing, Managers execution of a Service Contract shall be deemed an approval of all the terms and conditions contained in such Service Contract.

Article 5
Insurance

5.1          TBD's Insurance.  Throughout the term of this Agreement, TBDshall obtain and maintain, at its sole cost and expense, the following insurance coverages:

(a)           All-risks property insurance on a full replacement cost basis covering the Improvements; and

(b)           Commercial general liability insurance on an occurrence basis with the applicable Subsidiary and Manager as insured(s) with limits of not less than Five Million and No/100 Dollars ($5,000,000) each occurrence combined single limit on bodily injury, death or property damage. Notwithstanding anything to the contrary contained in this Agreement, each insurance policy obtained by TBDshall be primary and non-contributory to any insurance otherwise carried by Manager.  Manager shall furnish all information requested by TBDfor the purpose of establishing the placement of insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss covered thereunder.  If requested in writing by Manager, TBDshall provide Manager a certificate evidencing the insurance required under this Section 5.1.

5.2           Manager's Insurance.  Throughout the term of this Agreement, Manager shall satisfy, at its sole cost and expense, its own insurance obligations, provided such insurance is available at commercially reasonable rates, is customarily provided by similarly situated managers of properties similar to the Enterprise and, unless the Manager determines otherwise, shall not include any errors and omissions insurance.  If requested in writing by TBD, Manager shall provide TBDa certificate evidencing the insurance required under this Section 5.2.

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Article 6
Financial Reporting

6.1           Revenue and Expense Records.  Manager, in the discharge of its duties hereunder, shall maintain complete, accurate and separate books and records for the Enterprise, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded.

6.2           Monthly Reports.  No later than fifteen (15) days after the end of each month, Manager shall deliver to TBDa report covering the following matters with respect to the operation and management of the Enterprise for the preceding month:

(a)           a statement of the operating income or loss for such month and year to date;

(b)           a summary of the net cash flow for such month and year to date, including descriptions of capital additions;

(c)           an aged accounts receivable report with comments on collection status; and

(d)           if Manager is projecting a deficiency in an Operating Account, a projection of cash requirements in reasonable detail.

Manager shall cooperate with and give reasonable assistance to any independent public accountant retained by TBDor a Subsidiary to examine any and all reports, books and records pertaining to the Enterprise.

6.3          Additional Financial Information.  Manager shall maintain the originals or copies of the following for at least seven (7) calendar years following Manager's preparation or receipt of the same:

(a)           detailed cash receipts and disbursements records;

(b)           paid invoices;

(c)           summaries of adjusting journal entries; and

(d)           billing statements and supporting documentation.

6.4           Accounting Principles.  All financial statements and reports shall be prepared in accordance with U.S. generally accepted accounting principles consistently applied, provided however, that footnotes shall not be required.

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6.5           Tax Return Information.  Manager shall provide, at the expense of TBD, any and all information in the possession of Manager reasonably required by TBD's independent public accounts in connection such accountants preparation of all tax returns required (if any) to be filed by TBDand each Subsidiary.

The provisions of this Article 6 shall survive the expiration or termination of this Agreement.

Article 7
Bank Accounts

7.1           Operating Account.

(a)           TBD, if able, shall establish from time to time separate accounts (each an "Operating Account") in the name of each Facility owned by the Enterprise (so that at all times the funds deposited therein shall be the sole and exclusive property of TBD, provided however, that the designated representative(s)  of the Manager will be the only signator(ies) with respect to, and with the power to withdraw funds from, any and all banking and other financial accounts relating to the Enterprise).  Manager shall promptly deposit in such accounts all sums collected or otherwise received by Manager, the Enterprise or any of the Facilities.

(b)           The Manager is hereby authorized to use any or all funds belonging to the Enterprise to pay, on behalf of the Enterprise, all expenses with respect to the Enterprise (collectively, the "Operating Expenses") to the extent such Operating Expenses (i) are included in the applicable Budget (subject to variances permitted pursuant to Sections 3.3 and 3.4), (ii) exceed approved budgetary guidelines but which result from Emergencies (subject to the terms of Section 3.4) or (iii) are otherwise approved in writing in advance by TBD.  Notwithstanding anything to the contrary in this Agreement, unless specifically set forth in the Annual Budget, Operating Expenses shall not include: (i) overhead and general expenses of Manager not related to the management of the Enterprise; (ii) rental costs for machinery or equipment not used in connection with the Enterprise; and (iv) amounts required to be paid by Manager on behalf of the Enterprise, for federal, state, local or other Taxes.  For purposes of this Agreement, "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRS Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, fees, duties, tariff, licenses or other similar charges of any kind whatsoever (whether or not specifically called a "tax"), including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

Article 8
Payment of Expenses

8.1           Costs Incurred in Good Faith.  TBDshall not object to any costs incurred by Manager (including on behalf of the Enterprise) in good faith in the course of its management of the Enterprise or in settlement of any claim arising out of the operation of the Enterprise that is: (a) provided for or contemplated in the applicable Annual Plan or Budget (subject to variances permitted pursuant to Sections 3.3 and 3.4 above); (b) or has been approved by TBDin writing; or (c) is otherwise expressly permitted or required hereunder.

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Article 9
TBD's Obligation

TBD shall use its commercially reasonable efforts to respond promptly to all inquiries and requests for TBD's consent made by Manager pursuant to this Agreement.

Article 10
Manager's Liability

10.1         Indemnification of TBD.  MANAGER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TBD, AND ITS MANAGERS, MEMBERS, OFFICERS, EMPLOYEES, AND AGENTS (INDIVIDUALLY AND COLLECTIVELY THE "TBDINDEMNITEES"), FROM AND AGAINST ALL SUITS, PROCEEDINGS, CLAIMS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (EACH A "CLAIM"), INCLUDING REASONABLE ATTORNEYS' FEES AND OTHER DEFENSE COSTS, TO THE EXTENT ARISING OUT OF THE GROSS NEGLIGENCE, WILLFUL MATERIAL MISCONDUCT OR FRAUD OF MANAGER OR ITS EMPLOYEES. NOTWITHSTANDING THE FOREGOING, MANAGER SHALL NOT BE LIABLE UNDER THIS SECTION 10.1 IN RESPECT OF ANY AMOUNTS PAID TO THIRD PARTIES BY ANY TBDINDEMNITEES OR ANY OF THEIR AFFILIATES PURSUANT TO ANY SETTLEMENT OR COMPROMISE MADE OR PAID BY ANY OF THEM WITHOUT THE PRIOR WRITTEN CONSENT OF MANAGER, UNLESS SUCH CONSENT SHALL HAVE BEEN UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.  THE PROVISIONS OF THIS SECTION 10.1 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY MATTERS OCCURRING BEFORE SUCH EXPIRATION OR TERMINATION.

10.2         Indemnity of Manager.  TBDSHALL INDEMNIFY, DEFEND AND HOLD HARMLESS MANAGER AND ITS AFFILIATES, PARTNERS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS AND AGENTS AND PARTNERS, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AND AGENTS OF SUCH AFFILIATES (INDIVIDUALLY AND COLLECTIVELY THE "MANAGER INDEMNITEES") FROM AND AGAINST ALL CLAIMS, INCLUDING REASONABLE ATTORNEYS' FEES AND OTHER DEFENSE COSTS, ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, THE ENTERPRISE OR MANAGER'S PROVISION OF SERVICES HEREUNDER, EXCEPT TO THE EXTENT THAT ANY SUCH CLAIM ARISES OUT OF THE GROSS NEGLIGENCE, MATERIAL WILLFUL MISCONDUCT OR FRAUD OF MANAGER.  IT IS THE EXPRESS INTENT OF THE PARTIES THAT THE MANAGER INDEMNITEES BE INDEMNIFIED AGAINST THEIR OWN NEGLIGENCE (BUT NOT FOR THEIR GROSS NEGLIGENCE, MATERIAL WILLFUL MISCONDUCT OR FRAUD).  SUCH INDEMNITY FOR MANAGER INDEMNITEES' NEGLIGENCE SHALL BE LIMITED TO THE PROCEEDS OF THE INSURANCE TBDAND THE APPLICABLE SUBSIDIARY OR AFFILIATE MAINTAIN PURSUANT TO SECTION 5.1 (OR WHICH TBDAND THE APPLICABLE OR AFFILIATE SUBSIDIARY OR AFFILIATE SHOULD HAVE MAINTAINED PURSUANT TO SECTION 5.1 IF TBDAND THE APPLICABLE SUBSIDIARY OR AFFILIATE

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COMPLIED WITH SECTION 5.1).  TO THE EXTENT TBDAND/OR A SUBSIDIARY OR AFFILIATE USES ANY DEDUCTIBLES TO REDUCE OR MITIGATE PREMIUM OR RISK COST, SUCH DEDUCTIBLES WILL BE WHOLLY FOR THE ACCOUNT OF TBDOR SUCH SUBSIDIARY OR AFFILIATE (i.e., ANY DEDUCTIBLES PAID BY TBDAND THE APPLICABLE SUBSIDIARY OR AFFILIATE SHALL BE TREATED AS THOUGH IT WERE FIRST DOLLAR INSURANCE (i.e., ANY AMOUNTS PAID BY TBDAND/OR A SUBSIDIARY OR AFFILIATE AS A DEDUCTIBLE IN CONNECTION WITH A CLAIM RESULTING FROM THE NEGLIGENCE OF MANAGER INDEMNITEE SHALL BE PAYABLE TO THE APPLICABLE MANAGER INDEMNITEE).  TBDSHALL ASSUME ON BEHALF OF THE MANAGER INDEMNITEES THE DEFENSE OF ANY ACTION AT LAW OR IN EQUITY WHICH MAY BE BROUGHT AGAINST THE MANAGER INDEMNITEES BASED ON A CLAIM FOR WHICH INDEMNIFICATION IS PERMITTED HEREUNDER.  NOTWITHSTANDING THE FOREGOING, TBDSHALL NOT BE LIABLE UNDER THIS SECTION 10.2 IN RESPECT OF ANY AMOUNTS PAID TO THIRD PARTIES BY ANY MANAGER INDEMNITEES PURSUANT TO ANY SETTLEMENT OR COMPROMISE MADE OR PAID BY ANY MANAGER INDEMNITEES WITHOUT THE PRIOR WRITTEN CONSENT OF TBDUNLESS SUCH CONSENT HAS BEEN UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.  THE PROVISIONS OF THIS SECTION 10.2 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY MATTERS OCCURRING BEFORE SUCH EXPIRATION OR TERMINATION.

10.3         Defense of Claims.  The TBDIndemnitees or the Manager Indemnitees (each, a "Protected Party"), as applicable, shall give prompt notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any Claim.  Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Protected Party under Section 10.1 or Section 10.2, as applicable, except to extent the failure to give such notice materially and adversely prejudices such Indemnifying Party.  Subject to non-interference with any insurance defense being provided with respect thereto, the Indemnifying Party shall be entitled to defend, subject to consultation with the Protected Party, any Claim brought against the Protect Party arising out of or connected with any matters referred to in this Section 10.3, and each party shall provide the other with such assistance in relation to the defense of any such Claim as either party may reasonably request.  The Indemnifying Party shall inform the Protected Party on a periodic basis of the status and progress of any Claims to which this Section 10.3 relates and shall have due regard to any views expressed by the Protected Party in relation thereto.  The Protected Party shall cooperate with all reasonable requests made by the Indemnifying Party in defending such Claims.  Neither party shall compromise or settle any Claim without the other party's consent (not to be unreasonably withheld, conditioned or delayed).  If, pending the outcome of litigation, neither party has accepted indemnification responsibility with respect thereto, then and in such event, subject at all times to non-interference with any insurance defense being provided and subject also to the obligation to cooperate with the other party as hereinabove set forth, each party shall be entitled to participate in the defense of any such Claim, initially at its own

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expense but with the benefit of subsequent indemnification pursuant to Section 10.1 (if the Protected Party is a TBDIndemnitee) or Section 10.2 (if the Protected Party is a Manager Indemnitee).  Even if the Indemnifying Party has assumed the defense of any Claim and has acknowledged its indemnification obligations with respect thereto, the Protected Party nevertheless shall be entitled to participate in such defense on its own behalf and at its own expense, subject to non-interference with insurance defense and the duty to cooperate with the Indemnifying Party as hereinabove provided.

Article 11
Compensation

11.1         Management Fee.

TBD shall pay to Manager, as remuneration for its services in accordance with the terms of this Agreement, a management fee (the "Management Fee") in the amount of Ten Thousand Dollars ($10,000) per month.

Article 12
Permissible Activities of Manager

12.1         Permissible Activities of Manager: include but are not limited to (i) management of the Enterprise (ii) training, (iii) collections, (iv) cash management, (v) payment to itself of the Management Fees (and any other amounts due and owing to the Manager hereunder), (vi) payment to itself of other fees and amounts due and owing under any other agreements between Manager and TBD; and (vii) safety management and other roles as may be required by the TBD.

Article 12
Assignment

12.1         Assignment by Manager.  Manager shall not transfer or assign this Agreement or any part thereof or any of its rights or obligations hereunder without the prior written consent of TBD, provided that TBD's consent shall not be required for an assignment to a corporation, partnership or other entity (a) owned or controlled by Manager or an Affiliate of Manager and (b) with sufficient net worth to perform the obligations of Manager hereunder.  The consent of TBDto one or more assignments of this Agreement shall not be construed as, or result in, consent by TBDto any further or future assignment or assignments.  Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void and shall be deemed to be a default of Manager's obligations hereunder.

12.2         Assignment by TBD.  TBD may not transfer, in whole or in part without the prior written consent of Manager, its rights under this Agreement in connection with the transfer of the Enterprise to Affiliates of TBD.  As a condition to TBD's assignment of its rights under this Agreement, the entity acquiring such Enterprise shall expressly assume in writing the obligations of TBDhereunder accruing before, on and/or after such date of transfer.  Upon an assignment in accordance with the requirements of this Section 13.2, TBDshall thereby be released from all obligations hereunder including those that arose before the assignment. Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void and shall be deemed to be a default of TBD's obligations hereunder.

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Article 13
Legal Proceedings; Dispute Resolution

13.1         Notice of Claims.    Should any claims, demands, suits or other legal proceedings be made or instituted by any person third party against TBDor a subsidiary or affiliate that arise out of any of the matters relating to this Agreement, Manager shall give TBDall pertinent information and reasonable assistance in the defense or other disposition thereof.  The provisions of this Article 14 shall survive the expiration or termination of this Agreement.

13.2         Senior Officers.  Each party shall designate a senior representative with authority to resolve any Dispute arising under this Agreement.

(a)           All Disputes arising between the parties shall initially be referred to the parties' representatives designated herein.  Unless otherwise mutually agreed, they shall meet and confer in good faith on each such Dispute within fourteen (14) business days after either party refers the Dispute to them.

(b)           The parties shall (i) attempt to resolve all Disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data reasonably material to any such Dispute.

13.3         Arbitration & Judicial Remedies.  All Disputes that are not resolved pursuant to Section 14.1 above within thirty (30) days after a party's receipt of notice referring the Dispute to the Parties' designated senior representatives shall be submitted upon written request of either Party to binding arbitration under the TBD's Arbitration Act ("CAA") as the exclusive remedy for resolving any such Dispute ("Binding Arbitration").  The arbitration shall be conducted in TBD, TBD, by TBD under its then-prevailing rules, provided if TBD shall not then exist then the arbitration shall be conducted by the American Arbitration Association ("AAA") under its then prevailing Commercial Arbitration Rules, including without limitation the AAA Optional Rules for Emergency Measures of Protection.  The arbitration shall be decided by a single neutral arbitrator, except that Disputes involving specific performance or claims in excess of $500,000 shall be decided by a panel of three neutral arbitrators.   Each arbitrator will be an attorney, and at least one arbitrator shall be knowledgeable in the areas of business law.  TBDand Manager shall endeavor to agree on the appointment an arbitrator or arbitrators.  Should TBDand Manager be unable to agree on an arbitrator or arbitrators, TBDand Manager shall each appoint an arbitrator, and the appointed arbitrators shall mutually agree on appointment of the sole arbitrator, or the third arbitrator in the event of a three arbitrator panel.    The resolution of any Dispute as determined by the arbitrator(s) in Binding Arbitration shall be binding on all parties to this Agreement.  The obligation of the parties to resolve any Dispute by compulsory Binding Arbitration, any judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued in such Binding Arbitration (the parties' agreement to Binding Arbitration, equitable judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued under the CAA each shall be "Binding Arbitration Relief") shall be enforceable in accordance with the CAA in an action commenced and maintained in the U.S. District Court for the District of TBD ("TBD Federal District Court").

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13.4         Mediation.  Prior to the commencement of the dispositive arbitration hearing, either party may request a mediation to be administered in TBD, TBD, by TBD under its then-prevailing rules.  The party's mediation request is non-binding on the other parties.  If the parties mutually agree to pursue mediation, the costs of the mediation shall be divided equally by the parties.

Article 14
Notices; Authorized Representatives

14.1         Notices.  All notices and other communications given pursuant to this Agreement shall be in writing (unless expressly provided otherwise herein) and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested or deposited with a nationally-recognized overnight courier and addressed to the parties hereto at the address specified below, (b) hand delivered to the intended address, or (c) sent by facsimile transmission followed by a confirmatory letter by one of the foregoing means.  All notices shall be effective upon receipt or refusal at the address of the addressee.  Any notice executed and delivered by TBD's legal counsel (or any other authorized agent of TBD) shall be fully effective as if the same had been executed and delivered by TBD.  The addresses of the parties are as follows:

If to TBD:

[________________________]
[________________________]
Attention: [_____________]
Telephone Number: [___________]
Fax Number: [___________]
Email: [____________________]

If to Manager:

STWC Holdings, Inc.
Attn: Erin Phillips, President and CEO
1350 Independence Street, Suite 300
Lakewood, CO 80215

The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

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Article 15
Miscellaneous

15.1         Signs.  Manager shall be allowed to place signs on the Facility or Facilities indicating that it is the manager of the Enterprise.

15.2         Pronouns.  The pronouns used in this Agreement referring to Manager, TBD, or a subsidiary or affiliate shall be understood and construed to apply whether Manager, TBD, or a subsidiary or affiliate is an individual, partnership, corporation or an individual or individuals doing business under a firm or trade name, and the masculine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

15.3         Amendments.  Any and all amendments to this Agreement shall be null and void unless approved by the Manger and TBDin writing.

15.4         Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

15.5         Succession.  This Agreement shall be binding upon and inure to the benefit of TBD, its successors and assigns, and shall be binding upon and inure to the benefit of Manager, its successors and permitted assigns.

15.6         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

15.7         Entire Agreement.  This Agreement hereto constitutes the entire Agreement between TBDand Manager with respect to the subject matter hereof, and any and all previous agreements (written or oral) entered into between the parties hereto relating to the Enterprise and/or the management, use, maintenance and operation thereof shall be deemed merged herewith.

15.8         Severability.  If any provisions of this Agreement shall be found to be invalid or unenforceable to any extent by a court of competent jurisdiction or by an arbitrator, as the case may be, the remainder of this Agreement shall not be affected thereby and this Agreement shall be enforced to the greatest extent permitted by law.

15.9         Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles.

15.10       No Recording.  Neither this Agreement nor any amendment hereto, nor any memorandum or short form thereof, shall be recorded or filed.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be a covenant running with any asset.

Remainder of Page Intentionally Blank.
Signature Page(s) Follows.

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IN WITNESS WHEREOF, TBDand Manager have executed this Agreement as of the Effective Date.

STWC HOLDINGS, INC.:

STWC Holdings, Inc.
a Colorado corporation

By:          ____________________
Name:     Erin Phillips
Title:       President and CEO

TBD:

TBD

By:          ____________________
Name:     ____________________
Title:       ____________________

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EXHIBIT A

ITEMS TO BE INCLUDED IN ANNUAL PLAN

The Annual Plan shall include, without limitation, the following items:

1.	a detailed estimate of the gross projected revenues for the forthcoming fiscal year, including amounts and supporting schedules as applicable;
2.
a detailed operating budget for the forthcoming fiscal year, including debt service payments and a statement authorizing the Manager to pay down debt from the TBDoperating account and all other operating accounts relating to the Enterprise;

3.
analysis of the sales in the market in which the Enterprise and/or Facility is located, including, without limitation, a detailed discussion of the general market and the applicable submarket, existing rates and trends, concessions, and all competitive properties, and a schedule of rates charged and operating costs incurred by similar properties in the market in which the Enterprise is located;

4.	a statement as to the projected balances of the working capital and replacement reserve accounts as of the first day of the forthcoming fiscal year;
5.	a statement as to the projected additions to or disbursements from such reserve accounts for the forthcoming fiscal year;
6.	an estimate of the projected net cash flow for the forthcoming fiscal year;
7.	a detailed description of the renovations, major repairs or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year;
8.	a capital budget covering the renovations, major repairs or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year;
9.	a description of the terms and conditions proposed sales contracts for the forthcoming fiscal year which serve as the basis for the gross projected revenues;
10.	a description of the terms and conditions proposed with respect to material contracts for the forthcoming fiscal year;
11.	a description of the significant maintenance and repair schedules for the fiscal year; and
12.	standard operating procedures for the operation of the Enterprise.

19

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this "Agreement"), dated as of June 10, 2018, is made by and between STWC Holdings, Inc., a Colorado corporation ("Licensor"), and ___________________________ ("Licensee").

WHEREAS, Licensor is the owner of certain State, common law, and federally registered trademarks, along with all rights, title and interest in and to the marks and the goodwill thereof (the "Marks") attached hereto as Exhibit A.

WHEREAS, Licensor desires to grant and Licensee desires to receive a limited license, subject to the terms and conditions herein, in and to the Marks ("License").

Now, therefore, in consideration of the mutual covenants of the parties and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.  License. Subject to Section 5 below, Licensor hereby grants to Licensee a non-exclusive, non-transferrable license (the "License") to use the Marks in relation to Licensee's medical and or adult use cannabis manufacturing and distribution services and its cannabis products, for a specific facility to be located in Oceanside, CA, in the manner and form that they are registered under the US Trademark Act of 1946.

2.  Use of Marks. When using the Marks under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to trademarks, including compliance with marking requirements. Licensee shall not be able to modify, create derivatives of, or otherwise modify the Marks in any way without the express written consent of Licensor, which may be withheld in Licensor's absolute discretion. Breach of this provision shall immediately terminate Licensee's License hereunder and Licensee agrees to a full disgorgement of any revenues generated therefrom.

3.  Resolution of Disputes. The parties agree to negotiate in good faith to resolve any dispute about whether the obligations of Licensee or Licensor are being satisfied.

4.  Extent of License. The license granted in this Agreement may not be transferred in any fashion without the written consent of Licensor. This license will begin on the Effective Date of this Agreement and end five (5) years later.  This license may be renewed by mutual agreement of the parties.

5.  Ownership of Mark. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Marks and any registrations that may issue thereon, and will not at any time do or cause to be done any act or thing impairing or tending to impair part of such right, title and interest. Licensee agrees to cooperate with Licensor in satisfying any requirements for protection or registration of the Marks.  On termination in any manner provided herein of the License, within seven (7) days Licensee will cease and desist from all use of the Marks in any way. Prior to any commercial use, Licensee shall provide Licensor sample products or work ups showing use of the Marks, which shall be approved or rejected by Licensor in its sole discretion.

1

6.  Protection of Marks. The Licensee shall not directly or indirectly register or use any other trade name, trademark, or service mark incorporating or based in whole or in part on any of the Marks, use any Marks as part of any corporate or trade name, as part of prominent signage displaying its business name, or in connection with any unauthorized goods or services, use the Marks in combination with any other trademarks, debrand, rebrand, or private label any of the Marks, hold itself out as having any ownership interest in the Marks, engage in any conduct that would constitute infringement of or otherwise affect either the Licensor's interest in the Marks or the goodwill associated with them, dispute the validity, ownership, or enforceability of any of the Marks, invalidate, dilute, or otherwise adversely affect the value of the goodwill associated with the Marks, or engage in any conduct that would constitute infringement of, or otherwise harm, the intellectual property rights of any third parties.

7.  License Fee.  Licensee hereby agrees to pay Licensor Two Thousand Five Hundred Dollars ($2,500) per month for the License contemplated hereunder. License Fees shall be paid in advance no later than the 3rd day of each month.

8.  Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, or at such other address as may be furnished in writing to the notifying party.

9.  Termination upon Breach.  Immediate Termination. The Licensor may terminate this Agreement, with immediate effect, by giving notice to the Licensee if the Licensee fails to pay when due any amount owing under this agreement and that failure continues for five (5) days, challenges, or assists others to challenge, any of the Marks or Licensor's registrations of the Marks, or registers or attempts to register any trademarks or trade names that are confusingly similar to the Marks.

10.  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LICENSOR: STWC HOLDINGS, INC	LICENSEE:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

2

Exhibit A: Licensed Marks

1.	STRAINWISE (U.S. Trademark Reg. No. 4,756,878)
2.	HIGHER LIVING (U.S. Trademark Reg. No. 4,683,698)
3.	CONSUME INTELLIGENTLY (U.S. Trademark Reg. No. 4,738,679)
4.	(U.S. Trademark Reg. No. 4,800,440)

License includes use of common law and state-specific trademarks

3

Statement of Work #2017-0252
to Provide Services to
TBD, LLC:
Application for State Specific Medical Cannabis Program
and
Consulting and Management Services

August 14, 2017

1

August 14, 2017

Engagement Scope and Objectives

Scope of Services

The Services ("Services") provided by STWC Holdings, Inc., a Colorado corporation with an address of 1350 Independence Street, Lakewood, CO 80125 ("Strainwise") shall include advice, strategic planning, consultation, legislative guidance, application preparation, and post-licensing operational consulting related to the State specific Medical Cannabis Program (the "Program") for TBD, a __________ ("TBD"). TBD acknowledges and agrees that it shall be solely responsible for the actual submission of any applications or regulatory filings related to the Program unless otherwise agreed in writing by the parties.

Such Services provided by Strainwise shall allow compliance with the requirements set forth by the State of TBD the regulations promulgated by the Department of Health charged with developing, implementing and operating the Medical Cannabis program (the "Department") for the growing, processing, and dispensing of medical cannabis.  The Services provided by Strainwise shall also allow compliance with any specific requirements set forth in the applications to be provided by the Department or any other departments of the State  of TBD in connection with the Program.

Strainwise acknowledges and agrees to provide Services to TBD that will comply with the information set forth in all applicable rules and regulations promulgated by the Department with respect to the Program (the "Rules").

Strainwise Engagement Approach and Responsibilities

Strainwise shall provide appropriate project management, quality review and experienced professionals to complete the Services described in this Statement of Work in a timely and professional manner. All Services will be provided in accordance with the highest standards of care and in a manner that is commercially accepted and suitable for medical cannabis cultivation, dispensary and processing practices. TBD agrees and understands that Strainwise cannot warrant or guarantee that TBD will obtain the desired licenses in connection with the Program solely by way of Strainwise's provision of the Services in accordance with this Agreement.

Initially, TBD hereby engages Strainwise to prepare a Medical Cannabis Dispensary Application ("Application") for a specific location in State Specific identified by TBD.  Such Application services shall be timely completed to meet the submission date.  TBD agrees to cooperate fully with Strainwise through telephonic or in-person meetings, provision of documents, and feedback on in-process work product to ensure on time delivery of the Application.

Thereafter, Strainwise shall offer the following Services to TBD pursuant to yet to be negotiated Design/Build Out and Management Agreements:

•	Strainwise will provide consultation and industry-specific commentary on commercial real estate identified by TBD for dispensary facilities (each a "Facility" collectively "Facilities").
•	Strainwise will consult on the design, build out and staffing of each Facility, including Standard Operating Procedures and industry best practices.
•	Strainwise will train all required dispensary agents and support personnel required on Standard Operating Procedures, industry best practices, and compliant operations within the State of TBD.

2

•	Strainwise will offer TBD the option of a ten (10) year management agreement with a buyout provision after five (5) years.
•	Under the management agreement, Strainwise shall compliantly manage all day to day operations of the Facility or Facilities during the negotiated term.
•
Strainwise will provide a limited license for TBD to use the Strainwise brand and intellectual property to brand the Facility, Facilities, or cannabis products pursuant to a separate licensing agreement.

•	Strainwise will assist in the marketing and promotion of TBD's business and operation of the Facility or Facilities.
•	Strainwise will hold scheduled updates, written and oral, with TBD and its advisors to relay project progress and identify any issues discovered.
•	Strainwise will hold formal status updates at a mutually agreed upon interval, or as requested by TBD.
•	Strainwise shall make its personnel available for in-person meetings at times reasonably requested by TBD.

Engagement Staffing

The following individuals from Strainwise shall be assigned to this engagement:

•	Erin Phillips

•	Bethany Niebauer

•	Sean Eubanks

•	Jay Kotzker

•	AJ Abando

Professional Fees and Expenses

Upon execution of this Statement of Work, TBD shall remit to Strainwise the amount of XX Dollars ($XX.00) as professional fees for the development of the Comprehensive Dispensary Application in State Sepcific where the program is allowed for a dispensary and for a property TBD that meets the program's criteria.

*Not included in the Comprehensive Dispensary Application will be any third party professional fees.  Such as architect, engineers, etc.  These are the sole responsibility of TBD.

Strainwise agrees to file any additional licenses for Program compliant Facilities in the State of TBD, provided it is the same entity and same information, for an additional amount to be negotiated.

Thereafter, Strainwise and TBD will negotiate separate Design/Build Out and Management Agreements covering the design, permitting, construction, training, and long-term management of each Facility as requested by TBD. Separate Management Agreements shall be negotiated for the operation of each Facility.

Professional fees for the Design/Build Out Agreement shall be:

1.	Grower/Processor Facility (each facility):
a.	From 10,000 sqft to 50,000 sqft: Sixty Thousand Dollars ($60,000.00)

3

b.	From 50,001 sqft to 75,000 sqft: Eighty-Five Thousand Dollars ($85,000.00)
c.	From 75,001 sqft to 100,000 sqft: One Hundred Thousand Dollars ($100,000.00)

2.	Medical Dispensary Facility:
a.	Ten Thousand Dollars ($10,000.00) each facility

Professional fees for the Management Agreements shall be Twenty Thousand Dollars ($20,000.00) per month for each Grower/Processor Facility and Ten Thousand Dollars ($10,000.00) per month for each Medical Dispensary Facility.

Additional Provisions

Change Order Process

During the engagement, TBD may request such additions, deletions, or modifications to the scope or nature of the Services described in this Statement of Work (all referred to hereinafter as "Changes").  Upon a request for a Change, Strainwise shall submit to TBD a Change Order form describing the Changes.  Within five (5) days of receipt of the proposed Change Order, TBD must indicate its written acceptance by signing the Change Order; or advise Strainwise to proceed with the original Services.

Strainwise Consulting is uniquely positioned in the cannabis industry because of its capacity to provide high-level consulting services, supported by over 50 years of executive level personnel and its proven track record of hands on experience as an operator.  The prospects, for all, if we move forward together are exciting and we appreciate your time and consideration.

We very much appreciate the opportunity to assist you with application process for the Program and look forward to working with you on this engagement.  This Statement of Work, together with the Design/Build Out and Management Agreements and any subsequent Change Order(s), describes our understanding with respect to the engagement.  Please indicate your agreement by signing and returning to Strainwise this Statement of Work.

Very truly yours,

STWC Holdings, Inc.

By (signature):          _______________________

By (print name):        Erin Phillips

Title:                           President/CEO

Date:                           _______________________

4

Acknowledged and Accepted:

TBD, LLC

By (signature):          _______________________

By (print name):        _______________________

Title:                           _______________________

Date:                           _______________________

5

DEVELOPMENT AGREEMENT

between

TBD

And

STWC Holdings, Inc.

DEVELOPMENT AGREEMENT

This Development Agreement is made as of the ____ day of ______________ by and between TBD, a TBD limited liability company with an address of _____________________________________("TBD") and STWC Holdings, Inc., a Colorado corporation with an address of 1350 Independence Street, Suite 300, Lakewood, CO 80215 ("STWC").  TBD and STWC are each individually referred to herein as a "Party" and are collectively referred to herein as the "Parties".

RECITALS

A.            TBD is a limited liability company formed under the laws of the State of TBD.

B.            TBD intends to establish, own, and operate a medical cannabis cultivation and retail sales business in TBD (the "Enterprise")

C.            TBD has acquired pre-approval licenses for the aforementioned businesses.

D.            TBD requires assistance in its efforts relating to the funding, development and construction of any facilities necessary to operate the Enterprise (the "Project").

G.            TBD is seeking technical experience and expertise for the development and operation of the facilities and instruction and training for its members in the development and operation of the facilities.

H.             STWC intends, subject to the terms and conditions described herein, to provide assistance with the funding, development, and operation of the facilities.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained the receipt and sufficiency of which are expressly acknowledged, TBD and STWC hereby agree as follows:

ARTICLE 1
DEFINITIONS, OBJECTIVES, MANAGEMENT AND
PRE-CONSTRUCTION ACTIVITIES

Section 1.1.    Definitions.  Except as explicitly defined herein, all capitalized words and terms used in this Agreement shall have the meanings set forth in this Section 1.1.  All references in this Agreement to any agreement or instrument shall include such agreement or instrument as the same may be amended, restated, modified, supplemented, replaced or substituted from time to time.  Such definitions shall be equally applicable to both singular and plural forms of any of the words and terms therein defined.

"Affiliate" means, with respect to any Person (defined below), (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the equity interests having ordinary voting power in the election of directors or managers of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, (iii) each of such Person's officers, directors, joint ventures and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, no lender(s) that make any development or construction loans to TBD for purposes of the Project or the Enterprise shall be deemed an "Affiliate" of STWC solely by virtue of being under common control with STWC or having a director or minority of directors in common.

"Agreement" shall mean this Development Agreement.

"Applicable Law" shall mean all laws of the United States, the State and any political subdivision thereof or any other Governmental Authority which apply to any transaction or activity contemplated under the terms and provisions of this Agreement. Notwithstanding the foregoing, Applicable Law shall not include the U.S. Controlled Substances Act, 21 U.S.C. Ch. 13 et. seq. and corresponding federal laws.

"Commencement Date" shall mean the first date that the Facility is complete and operations begin.

"Completion Date" shall mean the date upon which TBD receives:

(i)            an architect's certificate from the architect engaged by TBD, if any, pursuant to and in accordance with the terms and provisions of this Agreement, having responsibility for the design and supervision of construction of the Facility, certifying that the Facility has been fully constructed substantially in accordance with the Plans and Specifications;

(ii)           certification from TBD or its designee having responsibility for compliance with any operational standards mandated by Applicable Law, stating that the Facility, as completed, is in substantial compliance with any such operational standards;

(iii)          a permanent or temporary certificate of occupancy, if required, from any Government Authority permitting the use and operation of substantially all of the Facility in accordance with this Agreement; and

(iv)          certificates of such professional designers, inspectors or consultants, or opinions of counsel, as each of STWC and TBD  may reasonably determine to be appropriate, verifying construction and furnishing of the Facility in compliance with all Legal Requirements and Applicable Law.

"Concept Design" shall have the meaning set forth in Section 3.3.

"Confidential Information" shall have the meaning set forth in Section 13.3.

"Construction and Development Costs" shall mean any and all costs and expenses incurred in connection with: (i) the design, development, construction and start-up of the Facility, including, without limitation: (a) all fees and expenses payable pursuant to the terms and provisions of the Design Agreements, (b) all fees and expenses incurred for architectural, engineering, environmental, interior design work, site work, construction costs, material and labor expenses, and planning and professional fees not otherwise included in the Design Agreement, (c) infrastructure improvements, utility installations and hook-up fees, (d) construction permits, certificates and bonds and (e) any payments or expenditures required under the terms of the State or any other governmental entity, related to impact mitigation or costs of providing services, (ii) the acquisition, installation and initial testing of the Furnishing and Equipment within the Facility, (iii) Start-Up Expenses, (iv) STWC Fee, payable and (v) all costs, fees and expenses, however designated, incurred in connection with or pursuant to any construction or development-related borrowings by TBD relating to the Project or the Enterprise.

"Construction Documents" shall have the meaning set forth in Section 4.4.

"Construction Manager" shall mean the individual employed by STWC as such pursuant to Section 4.1.

"Design Agreement" shall have the meaning set forth in Section 3.1.

"Design Packages" shall have the meaning set forth in Section 3.1.

"Development Budget" shall have the meaning set forth in Section 3.2.

"Development Fee" shall have the meaning set forth in Section 6.1.

"Development Committee" shall have the meaning set forth in Section 1.4.

"Dispute" shall mean any threatened, pending or completed claims of damage or loss of any kind or nature, including actions, suits or proceedings, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in connection with such proceeding.

"Enterprise" has the meaning set forth in the Recitals.

"Execution Date" shall mean the date upon which both Parties have executed this Agreement.

"Facility" or "Facilities" shall mean the buildings, structures and improvements located on the Property used by TBD in connection with the conduct of the Enterprise, or the operation, maintenance or management of the Project, and all fixtures, Furnishings and Equipment attached thereto, forming a part of, or necessary for the operation of the Facility. It is expected and contemplated that there will be multiple Facilities and Properties as part of the Enterprise.

"Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Facility in accordance with the standards set forth in this Agreement or as may be necessary to satisfy any Legal Requirement or Applicable Laws.

"Governmental Authority" shall mean any State or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Legal Requirements" shall mean any and all approvals, consents, authorizations, permits, licenses, certifications of any nature from any Governmental Authority pursuant to Applicable Law necessary for: (i) this Agreement to constitute valid, binding obligations of the Parties enforceable pursuant to the terms and provisions hereof or thereof, (ii) the consummation of any transaction contemplated under this Agreement, or the performance of any obligation either Party has assumed and agreed to perform hereunder or thereunder, and (iii) the design, development, financing, construction, maintenance, management and operation of the Facility and the Project in compliance with all Applicable Laws.

"Manager" shall mean STWC, or such subsidiary of STWC as it shall designate.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority.

"Plans and Specifications" shall mean the final Plans and Specifications approved for the Facility pursuant to and in accordance with the terms and provisions of Section 3.6 of this Agreement.

"Project" shall mean the design, development, construction, financing and initial equipping of the Enterprise and related Facility and other improvements related to the Enterprise.

"Property" or "Properties" shall mean land identified in Exhibit E hereof.

"Reimbursable Project Costs" has the meaning set forth in Section 1.8.

"STWC Fee" shall mean the fees payable to STWC under Section 6.1.

"Start-Up Expenses" shall mean expenses which STWC anticipates to be necessary or desirable in order to prepare the Facility for the Commencement Date, including without limitation, cash for disbursements, Furnishing and Equipment, hiring, training, relocation and temporary lodging of employees,  office overhead, and reasonable travel and business entertainment (including opening celebrations and ceremonies); provided, however, Start-Up Expenses shall not include any costs or expenses of STWC or its Affiliates, or their employees, such as, without limitation overhead or general and administrative expenses, attorneys' fees, all of which shall be paid and borne only by STWC and its Affiliates, except as specifically set forth in this Agreement.

"State" shall refer to the State of TBD.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRS Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, fees, duties, tariff, licenses or other similar charges of any kind whatsoever (whether or not specifically called a "tax"), including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Term" shall mean the term of this Agreement as set forth in Article 5.

Section 1.2.   Independent Agreement.  The objective of TBD and STWC in entering into and performing under this Agreement is to provide a legally enforceable procedure and agreement whereby TBD and STWC can proceed as diligently as reasonably possible with the development of the Facilities so that the Facilities can be opened to the public as soon as possible after the satisfaction of all Legal Requirements; and to set forth the rights and obligations of the Parties if satisfaction of all Legal Requirements does not occur.  This Agreement is intended to be a legally enforceable agreement.  In performing its obligations under this Agreement, STWC shall act in the commercially reasonable best interests of the Project and shall perform in accordance with the highest commercially reasonable standards of a professional development advisors/managers and construction managers involved in the Enterprise.

The Parties acknowledge and agree that nothing contained herein is intended or shall be construed to grant STWC or any Affiliate any proprietary interest whatsoever in the Properties, the Facilities, or any the Enterprise activities conducted within the Facilities, or have any right to possess or control the Properties, the Facilities, any employee thereof, or any Enterprise activities conducted thereby, or the Furnishing and Equipment unless such proprietary interest is approved by the members of TBD and such ownership is permitted under applicable State law.

Section 1.3.    Limitation on Authority of STWC.  Notwithstanding any term or provision of this Agreement to the contrary, the following matters are subject to the prior written consent and approval of TBD:

(1)
Any agreement or understanding, and any amendment, modification or alteration thereof, with any Governmental Authority, relating to the transactions contemplated hereunder and under this Agreement or any other agreement to which TBD and STWC are parties.

(2)	Approval of the Development Plan pursuant to Section 1.4, and any material amendment, modification or alteration of the Development Plan.

(3)	Selection of each member of the Design Team pursuant to Section 2.1, and any change of Design Team members.

(4)	Approval of the Design Agreements pursuant to Section 2.1, and any material amendment, modification or alteration of any of the Design Agreements.

(5)	Approval of the Design Packages pursuant to Section 2.1, and any material amendment, modification or alteration of any Design Package.

(6)	The Development Budget pursuant to Section 2.2, and any material amendment, modification or alteration of the Development Budget.

(7)	Approval of the Concept Design pursuant to Section 2.3, and any material amendment, modification or alteration of the Concept Design.

(8)	Approval of the Program Evaluation of the Project pursuant to Section 2.4, and any material amendment, modification or alteration of the preliminary evaluation.

(9)	Approval of the Schematic Design Documents pursuant to Section 2.4, and any material amendment, modification or alteration to any of the Schematic Design Documents.

(10)	Approval of the Design Development Documents pursuant to Section 2.5, and any material amendment, modification or alteration of any of the Design Development Document.

(11)	Any changes to this Agreement.

(12)	The Plans and Specifications pursuant to Section 2.6, and all material amendment, modification or alteration of the Plans and Specifications or design elements therein.

(13)	Approval of the Construction Manager, if required, pursuant to Section 3.1, and any change in the Construction Manager.

(14)	Approval of the Construction Documents pursuant to Section 3.4, and any material amendment, modification or alteration of the Construction Documents.

(15)	Specifications of and selection of vendors for Furnishings and Equipment pursuant to Section 4.1.

(16)
Any agreement requiring execution by, or otherwise binding TBD, including, without limitation, the Design Agreements and the Construction Documents, and any amendment or modification thereof, including any change order affecting the price by Ten Thousand Dollars ($10,000) or more.

TBD shall respond to any request for approval as to any matter within seven (7) business days of receiving a written request specifying the request in reasonable detail.

Section 1.4.    Development Plan.  As soon as reasonably practical after the Execution Date, the parties will work together to develop a Development Plan for each Facility.  The Development Plan shall address, among other things, all of the Legal Requirements which must be satisfied prior to the effective date, including, without limitation: (i) written approval of this Agreement, (ii) TBD's receipt of all applicable licenses required from any Governmental Authority pursuant to Applicable Law for or related to development and construction of the Facility or Facilities, and (iii) Proof of receipt of any and all necessary licenses, permits and approvals required from any Governmental Authority under Applicable Law in connection with the design, development, financing, construction, of the Facility or Facilities pursuant to and in accordance with this Agreement.  The Development Plan shall detail the steps the parties believe are reasonably necessary to satisfy each of foregoing, as well as reasonable timelines for the satisfaction of each of the foregoing.  The parties shall revise the Development Plan as frequently as the parties deem necessary and appropriate.

Section 1.5.   Reimbursable Project Costs.  "Reimbursable Project Costs" shall include those costs, fees and expenses directly related to the design, development and construction of the Facility or Facilities incurred in connection with the performance of this Agreement, including, without limitation, costs and expenses incurred in connection with: (i) satisfaction of all of the conditions to the Effective date and of all Legal Requirements for the design, development, financing, construction, operation and management of the Facility or Facilities pursuant to and in accordance with the terms and provisions of this Agreement, (ii) site and Facility planning, (iii) architectural renderings, plans and working documents, (iv) engineering and environmental services, (v) working drawings, (vi) construction contract bidding, (vii)  TBD legal and consultant costs, (viii) Project management costs, and (ix) all other pre-construction professional costs.

Except as specifically set forth in this Agreement to the contrary, no costs or expenses of STWC or its Affiliates, or their employees, such as, without limitation, overhead or general and administrative expenses, or attorneys' fees shall be included as Reimbursable Project Costs, all such costs or expenses shall be paid and borne only by STWC and its Affiliates.

Section 1.6.    Project Budget.  Upon receipt of the Development Plan, the Parties shall prepare a project budget for the purpose of undertaking the performance of the Project (the "Project Budget").  The Project Budget shall include reasonably specific line items for all costs and expenses reasonably anticipated in connection with performance of the Project, including, without limitation, (i) projections of all Reimbursable Project Costs.  In the event that the Parties fail to jointly approve a Project Budget, until such deadlock is resolved, the most recent jointly approved Project Budget shall remain effective, and then costs, fees or expenses that are actually incurred by STWC and are within the projected total costs of the last approved Project Budget shall be Reimbursable Project Costs.  The initial Project Budget is attached hereto and incorporated herein as Exhibit B, and is hereby deemed approved.

ARTICLE 2
DESIGN PHASE

Section 2.1.    Employment of Design Consultants.  STWC shall use its experience and professional expertise to pre-qualify architects, engineers, and or other design consultants as they shall be reasonably required (the "Design Team").  However, where necessary, in the judgment of STWC design professionals such as a licensed architect, civil engineer, mechanical engineer, electrical engineer and environmental engineer, may be engaged on the Project.  STWC shall present to TBD a recommendation for a Design Team to be engaged for the design and engineering of each Facility; said Design Team to be headed by and managed by STWC. STWC shall give particular consideration to prospective Design Team members recommended by TBD.  STWC shall provide TBD with sufficient information, including interviews and presentations if requested by TBD, to allow TBD to fully evaluate each prospective member of the Design Team. If any member of the recommended Design Team is deemed unacceptable to TBD for any reasonable objection, then STWC shall make additional recommendation(s) to TBD provided, however, that the final selection of all Design Team members shall be made jointly by STWC and TBD. TBD's agreement with the each member of the Design Team shall be in the form of a written contract with each Design Team member individually (collectively, the "Design Agreements") prepared by STWC in consultation with TBD, and approved by both STWC and TBD.   The scope of the Project contemplated by this Agreement shall be stated and established in the Design Agreements, and shall be subject to the approval of STWC and TBD.  The Design Agreements shall allow STWC, with the prior approval of and on behalf of TBD, the right and responsibility to supervise, direct, control and administer the duties, activities and functions of the Design Team and to efficiently carry out its covenants and obligations under this Agreement; but the Design Agreement shall provide that STWC will consult closely with TBD and seek its approval where approval is required under the terms of this Agreement, including for all substantial design elements.

Section 2.2.    Design and Construction Budgets.  STWC, with the assistance and input of the architect, shall submit to TBD proposed budgets (collectively, the "Development Budget") for all Construction and Development Costs, and related costs which may be identified, prior to the commencement of design by any design consultants.  The final Development Budget shall be subject the approval of both STWC and TBD. The Development Budget shall reflect planned phasing, if any.  STWC, may after notice and approval by TBD, revise the aggregate Development Budget from time to time, as necessary and appropriate, to reflect any unpredicted changes, variables or events or to include additional and unanticipated Reimbursable Project Costs.  STWC may, in its reasonable discretion, reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Development Budget as STWC deems necessary and appropriate, provided that: (i) the cumulative modifications of the Development Budget for all Construction and Development Costs shall not, without TBD's  prior approval, exceed the approved aggregate Development Budget by more than ten percent (10%) and (ii) such reallocations or modifications do not otherwise conflict with the terms of this Agreement.  Notwithstanding the preceding sentences, STWC shall have the limited right to make expenditures in excess of the Development Budget where, in the reasonable opinion of STWC, with the concurrence of TBD, such expenditure is necessary on an emergency basis to protect the Project or the interests of TBD and there is not sufficient time to notify TBD or obtain TBD's approval, and such expenditures shall be deemed Reimbursable Project Costs.

Section 2.3.    Concept Design and Engineering.  STWC shall prepare for review and approval by TBD, a statement of the concept design and engineering requirements for each Facility, including, but not limited to, planned phasing, if any, a program of preliminary objectives, schedule requirements, design criteria, including assumptions regarding infrastructure, access, climate demands, space requirements and relationships, special equipment and any other site requirements (the "Concept Design").  STWC and TBD shall jointly approve the final Concept Design.

Section 2.4.    Preliminary Program Evaluation.  STWC shall prepare, or cause to be prepared, for review and approval by TBD, a preliminary evaluation of the proposed Project including, but not limited to, market analysis, planned phasing, if any, Project schedule and timeline, Development Budget requirements, and alternative approaches to Project design and construction (the "Program Evaluation"). STWC and TBD shall jointly approve the final Program Evaluation. Based upon the agreed upon Project schedule and timeline, Development Budget requirements and the Concept Design, the Design Team shall, under the direction of STWC, prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of each Facility to the respective Property (the "Schematic Design Documents").  STWC and TBD shall jointly approve the final Schematic Design Documents.

Section 2.5.    Design Development.  After review and upon final approval of the Schematic Design Documents by TBD and STWC, the Design Team shall prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements and/or Design Packages as may be appropriate (the "Design Development Documents").  Further, the Design Team shall advise STWC with respect to any potential variations from Development Budget estimates.  STWC shall submit for their review and approval, finalized versions of the Design Development Documents prepared by the Design Team and agreed to by STWC.  STWC and TBD shall jointly approve the final Design Development Documents.

Section 2.6.    Plans and Specifications.  Based upon the approved Design Development Documents and any further adjustments in the scope and quality of the Project or in the Development Budget, the Design Team shall prepare for approval by STWC and TBD, construction documents consisting of preliminary drawings and specifications setting forth the general requirements for construction of the Project.  After approval by STWC and TBD , the Design Team, at the direction of STWC, shall proceed with completion of detailed plans and specifications as they relate to construction of portions of the Facility in the order such portions are to be completed or in the order required for sequential completion (the "Plans and Specifications"), and shall proceed with completion of all Plans and Specifications on the schedule developed by STWC.  The Design Team shall advise STWC, and STWC shall advise the Development Committee of any adjustments to previous Development Budget estimates.

As portions of the detailed Plans and Specifications are completed for segments of the Project, the Design Team shall be required to submit duplicate copies of those portions of the Plans and Specifications to STWC and STWC shall review said plans with TBD for approval by both STWC and TBD prior to release of such documents to prospective bidders for bidding, if applicable.

Section 2.7.    Compliance with Construction Standards, Environmental Laws and Regulations.  TBD and STWC shall ensure that the Plans and Specifications of the Design Team meet or exceed local or State construction standards, environmental laws and regulations related to same.

ARTICLE 3
CONSTRUCTION PHASE

Section 3.1.    Selection of Construction Manager, Contractors and Vendors.  STWC shall initiate a pre-bid selection process in order to pre-qualify all prospective contractors, sub-contractors, and vendors.  STWC shall submit the list of pre-qualified contractors and vendors to TBD together with STWC's recommendation for its review, comment and approval. STWC shall give particular consideration to contractors, sub-contractors, and vendors recommended by TBD's representatives. STWC shall provide TBD with sufficient information to allow it to fully evaluate each prospective pre-qualified contractor and/or vendor.  Special consideration shall be given in the selection of contractors to: qualified Puerto Rican owned companies, to companies with a program for effective employment of local  employees and subcontractors that is satisfactory to TBD, and local businesses.

Section 3.2.    Proposal Review.  Subsequent to the pre-qualification of prospective contractors, STWC, in consultation with TBD, shall conduct a review of responsive proposals for the various components of construction of the Project and the Facility, and STWC shall recommend to TBD the best qualified contractor with the lowest responsible bid proposal. The recommended contractor shall be subject to the approval of STWC and TBD, shall meet commercially reasonable financial capability requirements established by TBD and STWC, and, if applicable, shall be capable of furnishing a payment and performance bond satisfactory to STWC and TBD to cover the construction for which the contractor may be retained.

Section 3.3.    Contracts.  TBD shall enter into construction contract or contracts (the "Construction Documents"), approved by STWC, with the parties selected pursuant to this Article 3 and approved in the form drafted and negotiated by STWC and approved by TBD for each Construction Document.  The final Construction Documents shall be jointly approved by STWC and TBD. The Construction Documents shall provide that work shall begin only after the approval of specific Properties by the TBD Department of Health, and the Construction Documents may provide that they shall be canceled by either Party if the approval has not occurred by a specified fixed calendar date.

Section 3.4.    Construction Document Provisions.  The Construction Documents shall: (i) require the successful contractors to be responsible for providing all materials, equipment and labor necessary to construct and equip the respective Project as necessary, including site development; and (ii) require all contractors to construct the Project in accordance with the Plans and Specifications, including any changes or modifications thereto approved by STWC and TBD.  The Construction Documents will provide for insurance conforming to the applicable insurance requirements of the Management Agreement, appropriate lien waivers, and for construction schedules by which milestones, progress payments and late penalties, if any, may be calculated.

Section 3.5.    Construction Administration.  The Construction Documents shall provide that STWC shall be responsible for all construction administration during the construction phase of the respective Project.  STWC shall act as TBD's designated representative and shall have full power and complete authority to act on behalf of TBD in connection with the Construction Documents, subject to the approval rights of TBD under this Agreement.  To the extent allowed by the Design Agreement(s) and the Construction Documents, STWC shall have full control and charge of any persons performing work on the respective Project site, and shall interpret and decide on matters concerning the performance of any requirements of the Construction Documents, subject to the approval rights of TBD under this Agreement.  STWC shall have the authority to reject work that does not conform to the Construction Documents.  STWC may conduct inspections to determine the date or dates of substantial completion and the Completion Date.  STWC shall observe and evaluate or authorize the observation and evaluation of Project work performed, review or authorize review of applications for payment for submission to TBD, and review or authorize review and certification of the amounts due the contractors and/or vendors before any such payments are made.

Section 3.6.    Construction Commencement and Completion.  The Construction Documents shall contain such provisions for the protection of TBD and STWC as TBD and STWC shall deem appropriate; shall provide that the construction of the respective Project shall commence on a date certain following and subject to satisfaction of all Legal Requirements necessary to commence construction; and shall also provide that any contractor shall complete construction within such time as TBD and STWC agree following the commencement of construction.  All contractors shall, at a minimum, warrant their respective portions of the work to be performed to be free of defects for at least one year after the Completion Date.

ARTICLE 4
FURNISHINGS AND EQUIPMENT

Section 4.1.    Selection of Furnishings and Equipment.  STWC shall submit to TBD for its review and for approval, the specifications for Furnishings and Equipment in compliance with industry standards.  Thereafter, STWC shall select and procure vendors for purchase by TBD of Furnishings and Equipment required to operate the Facility in conformity with such specifications and any industry standards, and subject to approval of TBD.  Alternatively, in the sole discretion of TBD, STWC may arrange for the procurement of Furnishings and Equipment on lease terms as may be approved by TBD.  Any commitments for the procurement of Furnishings and Equipment shall, however, become binding on COP, with prior approval, only upon or after the fffective date.

ARTICLE 5
TERM

Section 5.1.    Term.  This Agreement shall be entered into and remain in full force and effect from the Execution Date until the Completion Date.

ARTICLE 6
STWC FEES

Section 6.1.    STWC Fee.  TBD shall pay, and STWC shall receive for its services hereunder, the following "Development Fee":

a)  Facility Implementation Fee - Cultivation: $5,000 per month beginning on the first date of construction of the Facility;

b)  Pre-Construction Fees: $50.00 per hour, per STWC employee and consultant from the date hereof and ending on the first date of construction of the Facility;

c)  Training Cost Reimbursement: For all travel and other training-related costs for visiting and training STWC Training Personnel at federal per diem rates and without markup; and

d)  Construction Fee: An amount, payable in cash, equal to five percent (5%) of the total amount of the Construction and Development Costs, (but exclusive of the fees set forth in (a) – (d) above), not to exceed five hundred thousand dollars ($500,000) in the aggregate.  The Construction Fee shall be paid incrementally:  each time that any Construction and Development Costs are paid, an amount equal to 5% of such paid Construction and Development Costs shall be paid by TBD to STWC, subject to the aggregate $500,000 limit set forth above.

The Development Fee shall be the only compensation to STWC for its services under this Agreement.  Notwithstanding the generality of the foregoing, TBD may unanimously approve fees, costs and expenses, in addition to those fees either before or after they are incurred in which event such costs, fees or expenses shall be Reimbursable Project Costs. Any costs, fees or expenses reasonably incurred by STWC for Project purposes or for TBD in response to unanticipated demands or emergencies shall be Reimbursable Project Costs.

ARTICLE 7
EXCLUSIVITY

Section 7.1.    Restrictions on Collateral Development.  During the term of this Agreement TBD agrees to not engage the services of any other developer any activities similar to the Enterprise with respect to the Projects and TBD shall not engage in any other activities in competition with the Enterprise.

ARTICLE 8
REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 8.1.    Representations and Warranties of TBD.  TBD represents and warrants to STWC as follows:

(i)	TBD's execution, delivery and performance of this Agreement, and all other instruments and agreements executed in connection with this Agreement, has been properly authorized by TBD's members.

(ii)
This Agreement, subject to satisfaction of all Legal Requirements, have been properly executed, and once approved in accordance with Legal Requirements constitute TBD's legal, valid and binding obligations, enforceable against TBD  in accordance with their terms.

(iii)
Except as set forth in Exhibit C attached hereto and incorporated herein, there are no actions, suits or proceedings, pending or threatened, against or affecting TBD  before any court or Governmental Authority of which STWC has not been advised of in writing by TBD  and which STWC has acknowledged.

(iv)
That TBD shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to the express terms of this Agreement, and shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

Section 8.2.    Representations and Warranties of STWC.  STWC represents and warrants to Warm Springs as follows:

(i)
STWC's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by STWC and do not require further approval.

(ii)
This Agreement has been properly executed, and once approved in accordance with Legal Requirements, constitutes STWC's legal, valid and binding obligations, enforceable against STWC in accordance with its terms.

(iii)
Except as provided for in Exhibit D hereto, there are no actions, suits or proceedings pending or threatened against or affecting STWC before any court or governmental agency that would in any material way affect STWC's ability to perform this Agreement.

(iv)
That STWC shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms, and shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times, including acceptance of reasonable notice according to Section 9.

(v)	That STWC has the ability and expertise to perform all requirements of STWC provided for in this Agreement.

Section 8.3.    Covenants by STWC.  STWC covenants and agrees that in its performance of this Agreement, it will comply with all Legal Requirements and Applicable Laws.

ARTICLE 9
EVENTS OF DEFAULT

Section 9.1.    Events of Default by TBD.  Each of the following shall be an Event of Default:

(i)
An Event of Default by TBD occurs under this Agreement, or any other indebtedness to STWC that TBD  owes or has guaranteed and such failure shall remain uncured pursuant to the terms and provisions of Section 9.5 of this Agreement.

(ii)
TBD shall default in the due observance or performance of any of its obligations, representations, warranties or covenants hereunder and shall not have commenced and diligently pursued the cure of such default pursuant to Section 9.5 of this Agreement.

(iii)
Any material representation or warranty that TBD has made under this Agreement shall later prove untrue without notice to STWC of the change in status and written acceptance by STWC of the changed status.

(iv)	TBD violates the provisions of Article 8 of this Agreement.

(v)
TBD fails to take any and all reasonable steps necessary to satisfy all Legal Requirements for any of this Agreement or any contract, agreement, instrument or understanding provided for therein to constitute valid and binding obligations of TBD.

(vi)
TBD shall: (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated insolvent or be the subject of an order for relief under any chapter of the Bankruptcy Code (11 U.S.C. §101, et. seq.), (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (g) acquiesce to, or fail to controvert in a timely manner, any petition filed against it in an involuntary case under such bankruptcy laws.

(vii)
A case or other proceeding shall be commenced against, and without the application or consent of TBD in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of TBD, the appointment of a trustee, receiver, custodian, liquidator or the like of TBD, or any similar action with respect to TBD under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty days, or an order for relief against TBD  shall be entered in an involuntary case under such bankruptcy laws.

Section 9.2.    STWC's Rights and Remedies.  Upon the occurrence of an Event of Default caused by TBD, STWC shall provide TBD with written notice of the Event of Default, which notice which shall, among other things, specifically advise TBD of the acts or omissions constituting the Event of Default, the actions TBD must take, or refrain from taking, to cure such Event of Default, and TBD's  right to cure such Event of Default pursuant to and in accordance with the terms and provisions of Section 9.5 of this Agreement.  If the Event of Default described in the notice provided for above remains uncured under the terms of Section 9.5 hereof, STWC may, upon written notice to TBD, declare STWC's commitments fulfilled and the entire Development Fee shall be accelerated and shall be due and payable immediately.  TBD hereby irrevocably authorizes STWC to set off all sums found to be owing pursuant to the provisions of this Agreement by TBD to STWC against all credits TBD may have with STWC, and any claims TBD may have against STWC.  All STWC rights under this Agreement, any other related agreement are not waived by TBD's default and remain in full force and effect.

Section 9.3.    Events of Default by STWC. Each of the following shall be an Event of Default:

(i)
STWC shall default in the due observance or performance of any of its obligations, representations, warranties or covenants hereunder and shall not have commenced and diligently pursued the cure of such default pursuant to Section 9.5 of this Agreement.

(ii)
Any material representation or warranty that STWC has made under this Agreement shall prove to have been untrue when made, or is later untrue without notice to TBD of the change in status and written acceptance by TBD of the changed status.

(iii)	STWC shall be in material breach under this Agreement after any applicable cure periods thereunder.

(iv)
STWC shall: (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated insolvent or be the subject of an order for relief under any chapter of the Bankruptcy Code (11 U.S.C. §101, et. seq.), (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (g) acquiesce to, or fail to controvert in a timely manner, any petition filed against it in an involuntary case under such bankruptcy laws.

(v)
A case or other proceeding shall be commenced against, and without the application or consent of STWC in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of STWC, the appointment of a trustee, receiver, custodian, liquidator or the like of STWC, or any similar action with respect to the  STWC under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty days, or an order for relief against STWC  shall be entered in an involuntary case under such bankruptcy laws.

Section 9.4.    TBD's Rights and Remedies.

Upon the occurrence of an Event of Default caused by STWC under any subsection of Section 9.3 TBD shall provide STWC with written notice of the Event of Default, which notice shall, among other things, specifically advise STWC of the acts or omissions constituting the Event of Default, the actions STWC must take, or refrain from taking, to cure such Event of Default, and STWC's right to cure such Event of Default pursuant to and in accordance with the terms and provisions of Section 9.5 of this Agreement. If the Event of Default described in the notice provided for above remains uncured under the terms of Section 9.5 hereof, TBD may, upon written notice to STWC terminate this Agreement and its obligations hereunder, and may exercise any other rights and remedies available to TBD pursuant to this Agreement, Applicable Law or in equity.

Section 9.5.    Right to Cure.

Upon the occurrence of an Event of Default, the Party claiming the Event (the "Non-defaulting Party") shall provide the other Party (the "Defaulting Party") with written notice of such Event of Default which shall, among other things, specifically advise the Defaulting Party of the acts or omissions constituting the Event of Default, the actions the Defaulting Party must take, or refrain from taking, to cure such Event of Default, and the defaulting Party's right to cure such Event of Default pursuant to and in accordance with the terms and provisions of this Section 9.5.  The Defaulting Party shall have thirty (30) days from and after the date of the written notice to cure such Event of Default (the "Cure Period"), provided, however, the Cure Period shall be automatically extended for a reasonable time, in all cases except TBD's  failure to make payments due and payable under this Agreement and when such payments are due and payable pursuant to the terms and provisions of this Agreement, if the Defaulting Party commences to cure such Event of Default within the Cure Period but cannot reasonably cure such Event of Default within such period.  An Event of Default shall be deemed to continue until such Event of Default is cured to the written satisfaction of the Non-defaulting Party, which written instrument shall not be unreasonably withheld.

During the period specified in the notice to terminate, a Party may pursue the dispute resolution provisions of this Agreement set forth at Article 11 hereof.  The periods specified by this Section, and the term of this Agreement, shall be tolled, rather than extended, during the pendency of any dispute resolution proceedings under this Section.

Section 9.6.    No Additional Remedies.

Under no circumstance shall STWC be liable to TBD for, special, indirect, consequential, exemplary or punitive damages of any kind, including any economic loss, lost profits, or any other losses or damages to TBD or any third parties for any reason.  Under no circumstances shall STWC be obligated to pay to TBD, as damages resulting from any Dispute (including any Disputes involving the same fact and circumstances or otherwise related the such Dispute), any amount greater than the actual aggregate amount paid to STWC for the preceding twelve (12) months prior to determination of such damages relating to such Dispute or related Disputes.

Section 9.7.    Election of Remedies.  Notwithstanding any term or provision of any of this Agreement to the contrary, the Parties may exercise any and all rights and remedies existing or available to such Party pursuant to this Agreement, any document executed by the Parties pursuant to this Agreement, Applicable Law or in equity.  In the event either Party shall elect to selectively and successively enforce its rights under this Agreement, any document executed by the Parties pursuant to this Agreement, Applicable Law, such action shall not be deemed a waiver or discharge of any other right or remedy existing or available to such Party pursuant to this Agreement, any document executed by the Parties pursuant to this Agreement or Applicable Law.

Section 9.8.    Cumulative Remedies.  The remedies of provided for in this Article 9 shall be cumulative to the extent permitted by law, and may be exercised partially, concurrently or separately.  The exercise of one or more remedies shall not be deemed to preclude the exercise of any other remedies.

ARTICLE 10
TERMINATION

Section 10.1.    Voluntary Termination.  This Agreement may be terminated upon the mutual written consent and approval of both Parties, subject to the terms (including limitations upon sources of repayment) of this Agreement.

Section 10.2.    Involuntary Termination Due to Changes in Legal Requirements.  It is the understanding and intention of the Parties that the development, construction and operation of the Facilities shall conform to and comply with all Legal Requirements and Applicable Law.  If during the term of this Agreement, the Facilities or any material aspect of the Enterprise within each respective Facility is identified for enforcement by the Congress of the United States, the Department of Justice of the United States of America or any other federal agency, and the Parties are not able to reasonably resolve the issues giving rise to the determination that the Enterprise is unlawful, all prior obligations of payment for services previously rendered shall remain in full force and effect, the further obligations of the Parties hereto shall cease (and this Agreement shall be of no further force and effect with respect to such further obligations); provided that:

(i)	Section 10.4 of this Agreement shall apply if it reasonably appears that the issues can be resolved within the 2 (two) year period specified in that Section;

(ii)	STWC, and TBD shall retain all money previously paid to them pursuant to this Agreement; and

(iii)	TBD shall retain its interest in the title (and any lease) to all Furnishings and Equipment, subject to the rights of STWC under this Agreement, and any other applicable agreement.

Section 10.3.    Other Rights to Terminate Agreement.  STWC or TBD, as the case may be, may terminate this Agreement by written notice effective upon receipt as specified below

(i)
Either Party may terminate this Agreement if any Governmental Authority whose approvals, consents, authorizations, permits, licenses, certifications of any nature from any Governmental Authority pursuant to Applicable Law necessary for: (a) this Agreement to constitute a valid, binding obligation of the Parties enforceable pursuant to the terms and provisions hereof, and (b) the design, development, financing, construction, maintenance, management and operation of the Project and the Facility in compliance with all Applicable Laws has failed to grant such approval, consent, authorization, permit, license, or certification and it appears that the same cannot be obtained in any reasonable time; provided, however, that this Agreement shall not be terminated pursuant to this Section while either Party pursues such approvals, consents, authorizations, permits, licenses or certifications.

(ii)
STWC may terminate this Agreement if STWC has been notified by any Governmental Authority that the performance by it of any obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by STWC or any of its Affiliates in any other jurisdiction, and TBD unreasonably refuses to allow STWC to immediately rectify any such complaint.

(iii)
Either Party may terminate this Agreement if the terminating Party reasonably believes that the performance by the other Party of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement or Applicable Law and the non-terminating Party has unreasonably failed to agree upon waiver or modification of such performance within ten (10) days written notice by the terminating Party.

(iv)
STWC may terminate this Agreement if, through its own voluntary actions, TBD  fails to pay when due, any portion of the Development Fee or any other fees or payments required of TBD under any other contract to which STWC and TBD is a party.

Section 10.4.    Recommencement of Operations.  If the Enterprise, or construction and development of a Facility on a correlating Property, is prohibited by Applicable Law for a period of two (2) years or more, this Agreement may be terminated by either Party with respect to that Facility and Property, and STWC shall be entitled to only so much of the Development Fee as was due and payable at or before the time of cessation of the Enterprise or development. Any such termination shall not affect any other Facilities or Properties covered under this Agreement.

Section 10.4.1.    Repair or Replacement.  If the Facility is damaged, destroyed or condemned so that continued development, construction or operation of the Facility cannot continue, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred.  If TBD or the applicable Property owner elects to reconstruct the Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, STWC may, in its sole discretion, supply such additional funds as are necessary to reconstruct the Facility to such condition and such funds shall, with the prior consent of TBD, constitute a loan to TBD, secured only by the revenues from the Enterprise and repayable upon such terms as may be agreed upon by TBD and STWC.  If the insurance proceeds are not sufficient and are not used to repair the Facility, TBD and STWC shall jointly and equally split on a fifty percent (50%) / fifty percent (50%) basis any and all claims for such insurance proceeds, insurance proceeds and condemnation awards, after payment of any and all Development Fees then due and owing, which shall be paid in priority to any such 50/50 split of insurance proceeds and condemnation awards.

Section 10.4.2.    Tolling of the Agreement.  If, after a period of cessation of construction, development or operation of the Facility on the Property, the recommencement of such construction, development or operation is possible, and if neither Party has terminated this Agreement under the provisions of this Agreement for the specific Facility and Property at issue, the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation period.  Any reasonable payments made to any third Party with the approval of TBD to eliminate rights acquired in the Property or the Facility during the period of cessation shall constitute Reimbursable Project Costs.

ARTICLE 11
DISPUTE RESOLUTION

Section 11.1.    Senior Officers.  Each Party shall designate a senior representative with authority to resolve any Dispute between the Parties arising under this Agreement.  The initial representative of TBD shall be [_________________] and the initial representative of STWC shall be [___________________].
(a) All Disputes arising between the Parties shall initially be referred to the Parties' representatives designated herein.  Unless otherwise mutually agreed, they shall meet and confer in good faith on each such Dispute within fourteen (14) business days after either Party refers the Dispute to them.
The Parties shall (i) attempt to resolve all Disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data reasonably material to any such Dispute.

Section 11.2.    Arbitration & Judicial Remedies.  All Disputes between the Parties that are not resolved pursuant to Section 11.1 above within thirty (30) days after a Party's receipt of notice referring the Dispute to the Parties' designated senior representatives shall be submitted upon written request of either Party to binding arbitration as the exclusive remedy for resolving any such Dispute ("Binding Arbitration").  The arbitration shall be conducted in TBD, by TBD under its then-prevailing rules, provided if TBD shall not then exist then the arbitration shall be conducted by the American Arbitration Association ("AAA") under its then prevailing Commercial Arbitration Rules, including without limitation the AAA Optional Rules for Emergency Measures of Protection.  The arbitration shall be decided by a single neutral arbitrator, except that Disputes between the Parties involving specific performance or claims in excess of $500,000 shall be decided by a panel of three neutral arbitrators.   Each arbitrator will be an attorney, and at least one arbitrator shall be knowledgeable in the areas of business law.  Should TBD and STWC be unable to agree on an arbitrator or arbitrators, TBD and STWC shall each appoint an arbitrator, and the appointed arbitrators shall mutually agree on appointment of the sole arbitrator, or the third arbitrator in the event of a three arbitrator panel.    The resolution of any Dispute as determined by the arbitrator(s) in Binding Arbitration shall be binding on all Parties to this Agreement.  The obligation of the Parties to resolve any Dispute by compulsory Binding Arbitration, any judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued in such Binding Arbitration (the Parties' agreement to Binding Arbitration, equitable judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued under the applicable arbitration act each shall be "Binding Arbitration Relief") shall be enforceable in accordance with the applicable arbitration act in an action commenced and maintained in the appropriate U.S. District Court ("Federal District Court").

Section 11.3.    Mediation.  Prior to the commencement of the dispositive arbitration hearing, either Party may request a mediation to be administered in TBD, by TBD under its then-prevailing rules.  The Party's mediation request is non-binding on the other Parties.  If the Parties mutually agree to pursue mediation, the costs of the mediation shall be divided equally by the Parties.

Section 11.4.    Mediation.  Except as otherwise expressly provided for in this Agreement, any Deadlock of the Development Committee or between STWC and the Tribe shall be resolved through mediation pursuant to this Section.

Section 11.5.    Confidentiality.

Section 11.5.1.  Definition.  "Confidential Information" is defined as any information disclosed, whether orally, in writing, or electronically, to the TBD, STWC, or any officer, director, employee, shareholder, affiliate, agent or attorney thereof, by or on behalf of TBD or STWC or any officer, director, employee, shareholder, affiliate, agent or attorney thereof which relates in any way to TBD, STWC, the Facility the Project or the Property or which is identified by the Disclosing Party at the time of disclosure as "confidential."  As used in this Agreement, the term "Disclosing Party" shall be the Party to this Agreement which discloses or causes the disclosure of Confidential Information, and the term "Receiving Party" shall be the Party to this Agreement which receives Confidential Information, provided, however, that the Receiving Party and the Disclosing Party with respect to any Confidential Information may not be the same Party.  Confidential Information may include, without limitation: (i) organizational documents of TBD or STWC, or any member or affiliate thereof, (ii) any contracts, instruments, agreements or understandings to which the Tribe, Warm Springs or STWC is a Party and which relates to the

Project, the Facility or the Property, and (iii) studies or financial projections relating to the Project or the Facility, regardless of the source of such study or projection.  All Parties acknowledge that no Disclosing Party shall be deemed to make any representation or warranty as to the accuracy or completeness of any Confidential Information provided to any Receiving Party or any other Party and nothing herein shall be deemed to obligate any Party to disclose any Confidential Information to any other Party, or to enter into any transaction with any other Party.

Section 11.3.2.  Restrictions.  The Receiving Party shall hold all Confidential Information in strict confidence, shall prevent unauthorized disclosure of the Confidential Information to any third party, in whole or in part, and shall not use any Confidential Information for any purposes other than pursuing consummation of the transactions contemplated hereunder.  The standard of care imposed on the Receiving Party for protecting Confidential Information will be reasonable and prudent care to prevent improper disclosure or use of Confidential Information, including, without limitation, by restricting access to the Confidential Information to only those employees or other persons who need access to it for purposes of the Receiving Party's performance of the obligations the Receiving Party has assumed and agreed to perform hereunder,  and by obligating such persons to comply with the restrictions provided in this Agreement. In the event of loss or theft of any documents, items of work in progress, or any work products embodying Confidential Information, the Receiving Party shall immediately notify the Disclosing Party.

Section 11.3.3. Copying.  The Receiving Party shall not copy or reproduce Confidential Information in any form, without the written consent of the Disclosing Party, and shall keep accurate records of all copies or reproductions of Confidential Information made by the Receiving Party or persons on its behalf, which records shall be made available to the Disclosing Party upon request.

Section 11.3.4.  Permissible Disclosures.  A Receiving Party shall not be subject to the obligations of this Agreement with respect to Confidential Information which: (i) is or becomes known publicly through no wrongful act of the Receiving Party or persons acting on its behalf; or (ii) is disclosed to the Receiving Party by a third party under no obligation of secrecy or confidentiality to the Disclosing Party and to whom the Disclosing Party disclosed the Confidential Information voluntarily; or (iii) is approved for release by written authorization of the Disclosing Party; or (iv) is subject to a valid order of a judicial or other Governmental Authority, provided, however, that in the case of a governmental order, the Receiving Party shall notify the Disclosing Party of the order in a reasonable time prior to disclosure in order to allow the Disclosing Party the opportunity to challenge the order or otherwise protect the Confidential Information.

Section 11.3.5.  No License Granted. No right or license, whether expressed or implied, in the Confidential Information is granted to the Receiving Party other than to use the Confidential Information in the manner and to the extent authorized by this Agreement, for evaluation by the Receiving Party and for the performance of the obligations the Receiving Party has assumed and agreed to perform hereunder.  Upon termination of this Agreement pursuant to the terms and provisions hereof, the Receiving Party shall promptly return to the Disclosing Party, upon request, all Confidential Information and all copies thereof, and notes, extracts or derivative information related thereto, in whatever form of storage or retrieval; provided however, that the Receiving Party may retain one copy of each such piece of Confidential Information for archive purposes. No information, release, public announcement, confirmation or denial concerning any potential transaction, the fact that discussions, negotiations or evaluations are taking place, or the terms, conditions or other facts with respect thereto will be made by any Party without prior coordination with, and express approval of each of the other Parties.

Section 11.3.6 Other Information.  Whether or not it constitutes Confidential Information, STWC shall treat as confidential and, except as necessary to properly carry out its duties hereunder, shall not disclose to any third party any information about the Facility or its business or employees, including financial information.

ARTICLE 12
GENERAL

Section 12.1.    Notice.  Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate Party by Certified Mail Return Receipt Requested, addressed as follows:

If to TBD:

If to STWC:	STWC Holdings, Inc. Attn: Erin Phillips, President, CEO 1350 Independence Street, Suite 300 Lakewood, CO 80215 Telephone Number: [___________] Fax Number: [___________] Email: [____________________]

or to such other different address(es) as STWC or TBD  may specify in writing.  Any such notice shall be deemed given two days following deposit in the United States mail or upon actual delivery, whichever first occurs.

Section 12.2.    Relationship.  STWC and TBD shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

Section 12.3.    Further Actions.  TBD and STWC agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

Section 12.4.    Waivers.  No failure or delay by STWC or TBD to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition.  No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument.  No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 12.5.    Captions. The captions of each article, section and subsection contained in this Agreement are for ease of reference only and shall not affect the interpretational meaning of this Agreement.

Section 12.6.    Third Party Beneficiary.  This Agreement is exclusively for the benefit of the Parties hereto and it may not be enforced by any Party other than the Parties to this Agreement and shall not give rise to liability to any third Party other than the authorized successors and assigns of the Parties hereto.

Section 12.7.    Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

Section 12.8.    Estoppel Certificate.  STWC and TBD each agree to furnish to the other Party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting Party may request stating whether there have been any defaults under this Agreement known to the Party furnishing the estoppel certificate.

Section 12.11.    Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Tribe , then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

Section 12.12.    Government Savings Clause.  Each of the Parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by any Governmental Authority for the satisfaction of any Legal Requirements pursuant to Applicable Law, if required, in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the Parties hereto to the fullest extent permitted by Applicable Law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of TBD  or STWC under this Agreement or any other agreement or document related hereto.

Section 12.13.    Successors and Assigns.  The benefits and obligations of this Agreement shall inure to and be binding upon the Parties hereto and their respective successors and assigns. With the exception of a transfer with an Affiliate, STWC shall not, without the prior written consent of TBD, which consent shall not be unreasonably withheld, assign, sell, encumber, transfer, pledge, or convey, in whole or in part, STWC's rights, interests or obligations under this Development Agreement.  Notwithstanding the foregoing, STWC may assign all of its rights and be relieved of its obligations hereunder to an entity that is owned and/or controlled by STWC or the equitable owners of STWC.

Section 12.14.    Severability.  If any provision, or any portion of any provision, of this Agreement is found to be invalid or unenforceable, such unenforceable provision, or unenforceable portion of such provision, shall be deemed severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.  If any provision, or any portion of any provision, of this Agreement is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.  If, however, any material part of a Party's rights under this Agreement, shall be declared invalid or unenforceable (specifically including STWC's right to receive its Development Fees and other fees), then the Party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days written notice to the other Party, without liability on the part of the terminating Party, but STWC shall retain the right to repayment of unpaid principal and interest on all monies loaned (if any) by it to TBD.

Section 12.15.    Entire Agreement.  This Agreement (together with the Exhibits) sets forth the entire agreement between the Parties hereto with respect to the subject matter hereof and all agreements, covenants, representations, and warranties, express or implied, oral or written, of the Parties with respect to the subject matter hereof are contained herein.  No other agreements, covenants, representations, or warranties, express or implied, oral or written have been made by any Party to the other with respect to the subject matter of this Agreement.  All prior and contemporaneous conversations, discussions, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof, are waived, merged herein and superseded hereby.  Each Party affirmatively represents that no promises have been made to that Party which are not contained in this Agreement, the Exhibits, and other written agreements between the Parties, if any, and stipulates that no evidence of any promises not contained in this Agreement and the Exhibits shall be admitted into evidence on their behalf.  This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses of trade and may only be amended or modified by a written instrument duly executed by officers of both Parties.

Section 12.16.    Preparation of Agreement.  This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either Party.

Section 12.17.    Approvals.  Where approval or consent or other action of TBD is required, such approval shall mean the written approval of TBD.  Any such approval, consent or action shall not be unreasonably withheld or delayed.  Where approval or consent or other action of STWC is required, such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where this Agreement allows STWC an absolute or discretionary right to deny approval or consent or withhold such action.

Section 12.18.    Execution.  This Agreement may be executed in counterparts, and shall be deemed executed and binding upon all Parties when properly executed.

Section 12.19.    Performance Delayed.  Neither TBD, nor STWC will be liable for any failure or delay in the performance of its obligations hereunder which are due, in whole or in part, directly or indirectly, to any cause beyond the reasonable control of such Party, which in the exercise of due diligence could not have been avoided, including without limitation, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, unavailability of any component, activities of a combination of workers or other labor difficulties, war, insurrection, riot, act of God or public enemy, law, act, order, export control regulation, proclamation decree, regulations, ordinance or instruction of government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of any breach by such Party of this Agreement).  In the event of such occurrence, the Party so affected will give prompt notice to the other Parties, stating the period of time the occurrence is expected to continue.

REMAINDER OF PAGE LEFT BLANK

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

TBD

By:		Date:

Its:	Managing Member

STWC HOLDINGS, INC.

By:		Date:
Erin Phillips
Its:	President and CEO

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